AMERICAN CAPITAL STRATEGIES, LTD. STATIONERY


                                  July 8, 1999


Mr. David Gladstone

Dear David:

     This letter is to set forth certain agreements related to your exercise of certain options (the "Options") to purchase Common Stock, $0.01 par value ("Common Stock"), of American Capital Strategies, Ltd. ("ACS"), and a related loan and life insurance program to be established in connection therewith. Specifically, you agree to exercise Options to purchase 608,782 shares of Common Stock pursuant to the terms of an Option Exercise Agreement to be executed by and between you and ACS in the form of Exhibit A hereto (the "Option Exercise Agreement"). Pursuant to the Option Exercise Agreement, ACS will lend you the funds necessary to pay the exercise price for the Options plus certain additional amounts set forth therein for the payment of taxes incurred with the exercise of the Options. In order to provide certain additional benefits to you and to provide collateral for the loans contemplated by the Option Exercise Agreement, ACS and you will enter into a Split Dollar Agreement substantially in the form of Exhibit B hereto (the "Split Dollar Agreement"), pursuant to which a life insurance policy insuring your life (the "Life Insurance") will be purchased and ACS will pay the insurance premium of $1,825,000 as contemplated therein. It is acknowledged that the Split Dollar Agreement is subject to review and comment by your trust and estates counsel at Bryan Cave LLP and by the insurance carrier and subject to confirmation by Ernst & Young LLP, ACS' auditors, that the Life Insurance can be expensed by ACS over the ten year period contemplated therein. In addition, in connection with these two agreements, ACS and you will enter into an amendment to your employment agreement in the form of Exhibit C hereto (the "Amendment").

     ACS and you each agree to execute and deliver the Option Exercise Agreement, the Split Dollar Agreement and the Amendment and undertake all of the related transactions contemplated therein within five (5) business days of receipt of notice from an insurance carrier that the Life Insurance reasonably acceptable to the Compensation Committee of the ACS Board of Directors (the "Compensation Committee") is in force or is available for purchase. Prior to such dates, ACS and you will each take all reasonably necessary actions to cause the Life Insurance to be placed in force.

     In the event that the Life Insurance is not in force as contemplated by the preceding paragraph by December 31, 1999, or in the event that ACS and you are otherwise advised by AON Risk Management that life insurance satisfactory to the Compensation Committee for use as collateral is not available for you, ACS and you will proceed in accordance with this paragraph. You will exercise the

Options in accordance with the Option Exercise Agreement; however, in lieu of the Split Dollar Agreement, ACS will make to you ten annual additional compensation payments as long as your employment continues (the "Deferred Payments"), each in the amount of $182,500, with the first such payment to be made on January 15, 2000, and the last such payment on January 15, 2009. Your right to the Deferred Payments will be pledged as collateral for your obligations under the loans to be made pursuant to the Exercise Agreement. Additionally, in the event that you elect to have your employment thereafter continue under the Supplemental Employment Agreement contemplated by the Agreement, your right to such payments would continue only so long as you elect to implement and renew your obligations under Section 5.2 of such agreement. Also, ACS and you will execute and deliver the Amendment, and appropriate modifications will be made to the Option Exercise Agreement and the Amendment to reflect that the Split Dollar Agreement and the Life Insurance do not exist. If you are in agreement with the terms of this letter, please countersign below and return one copy to us.

                             Sincerely,



                             AMERICAN CAPITAL STRATEGIES, LTD.



                             By: _________________________________________
                                 Malon Wilkus
                                 Chairman and Chief Executive Officer

AGREED AND ACCEPTED



___________________________
David Gladstone

OPTIONEE: David J. Gladstone

DATE OF EXERCISE:

OPTION PRICE: $15.00

COVERED SHARES: 608,782

                        AMERICAN CAPITAL STRATEGIES, LTD.
                             1997 STOCK OPTION PLAN


                                      * * *

                         STOCK OPTION EXERCISE AGREEMENT

     1. Definitions. In this Agreement, except where the context otherwise indicates, the following definitions apply:

     1.1. "Affiliate" means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation").

     1.2. "Aggregate Purchase Price" shall have the meaning set forth in
Section 4.

     1.3. "Agreement" means this Stock Option Exercise Agreement.

     1.4. "Board" means the Board of Directors of the Company.

     1.5. "Code" means the Internal Revenue Code of 1986, as amended.

     1.6. "Collateral" has the meaning set forth in Section 5.3(b).

     1.7. "Collateral Value" has the meaning set forth in Section 5.3(b).

     1.8. "Committee" means the committee charged, pursuant to the provisions of the Plan, with the administration of the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

     1.9. "Common Stock" means the common stock, par value $0.01 per share, of the Company.

     1.10. "Company" means American Capital Strategies, Ltd., a Delaware corporation.

     1.11. "Covered Shares" means the number of Shares subject to the Option set forth as the "Covered Shares" on page 1 of this Agreement.

     1.12. "Date of Exercise" means the date hereof.

     1.13. "Employment" means the Optionee's employment with the Company and its Affiliates.

     1.14. "Employment Agreement" means the Optionee's Second Amended and Restated Employment Agreement with the Company, as such may be amended, extended or supplemented from time to time including, without limitation, any Supplemental Employment Agreement.

     1.15. "Events of Default". An Event of Default shall mean the occurrence of one or more of the following described events:

          (a) the Optionee shall default in the payment of (i) interest on the Purchase Note within five (5) days of its due date or (ii) principal of the Purchase Note within five (5) days of its due date, whether at maturity, upon any scheduled payment date or by acceleration or otherwise; and

          (b) the principal amount of the Purchase Note shall, for more than thirty (30) successive days, exceed the aggregate Collateral Value of all of the Collateral.

     1.16. "Exchange Act" means the Securities Exchange Act of 1934, as
\amended.

     1.17. "Exercise Shares" shall have the meaning set forth in Section 2.

     1.18. "Fair Market Value" means, as of any particular date, the most recent closing price for a Share on the NASDAQ National Market System as reported by such source as the Committee may select or, if such price is not so reported, then the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

     1.19. "Investment Company Act" means the Investment Company Act of 1940, as amended.

     1.20. "Life Insurance" shall have the meaning set forth in Section 5.3(c).

     1.21. "Net Aggregate Purchase Price" shall have the meaning set forth in
Section 4.

     1.22. "Net Asset Value" means the net asset value of a Share, as determined by the Company for purposes of the Exchange Act and the Investment Company Act.

     1.23. "Note Interest Rate" shall have the meaning set forth in Section 5.1.

     1.24. "Option" means the stock options granted to the Optionee pursuant to the Plan.

     1.25. "Option Price" means the dollar amount per Share set forth as the "Option Price" on page 1 of this Agreement.

     1.26. "Optionee" means the person identified as the "Optionee" on page 1 of this Agreement.

     1.27. "Plan" means the American Capital Strategies, Ltd., 1997 Stock Option Plan.

     1.28. "Purchase Note" means the promissory note substantially in the form of Exhibit A hereto subject to the terms and conditions set forth in this Agreement.

     1.29. "Securities Act" means the Securities Act of 1933, as amended.

     1.30. "Share" means a share of Common Stock.

     1.31. "Split-Dollar Agreement" shall mean the Split-Dollar Agreement related to the Life Insurance entered into between the Optionee and the Company and substantially in the form of Exhibit B.

     1.32. "Supplemental Employment Agreement" shall mean an Employment Agreement substantially in the form of Exhibit 4.11 to the Amended and Restated Employment Agreement dated as of even date herewith between the Optionee and the Company.

     1.33. "UCC" means the Uniform Commercial Code as in effect at any time in the State of Maryland.

     2. Exercise of Option. Pursuant to the Plan and subject to the terms of this Agreement, the Optionee hereby exercises the Option to purchase 608,782 of the Covered Shares (the "Exercise Shares"). This exercise shall not affect the other Covered Shares subject to the Option.

     3. Reserved

     4. Payment of Exercise Price. The "Aggregate Purchase Price" for the Exercise Shares shall be the Option Price multiplied by the Exercise Shares. The Aggregate Purchase Price shall be payable by the cash payment to the Company of the aggregate par value of the Exercise Shares and by the delivery of the Purchase Note for the balance of the Aggregate Purchase Price (the "Net Aggregate Purchase Price").

     5. Purchase Note. The Purchase Note shall have the terms and conditions as set forth in this Section 5.

     5.1. Principal Amount and Terms. The principal amount of the Purchase Note shall be $_____________, which shall equal the (i) the Net Aggregate Purchase Price plus (ii) $_______(1) for the payment of taxes associated with the exercise of the Option. Optionee will provide an affidavit or other evidence reasonably satisfactory to the Committee of the basis for computing the amount set forth in clause (ii) of the preceding sentence. Following consultation with the Optionee, the Company shall be entitled to withhold from the loan proceeds (and if sufficient loan proceeds in excess of the Net Aggregate Purchase Price do not exist, from Optionee's salary) and to deliver to taxing authorities such tax withholding amounts as may be required by law. The Purchase Note shall accrue interest at the rate of ____%(2) per annum (the "Note Interest Rate"), payable in cash, quarterly in arrears, on each March 31, June 30, September 30 and December 31, beginning June 30, 1999, until the principal amount and all other amounts due under the Purchase Note are paid in full. Interest shall be computed on the basis of a year with twelve 30-day months, and the actual days elapsed. The principal amount of the Purchase Note, together with all accrued but unpaid interest and all other amounts due thereunder, shall be payable in full on __________,(3) unless earlier accelerated in accordance with the terms of this Agreement or the Purchase Note. Upon the request of the Optionee, and at the sole and absolute discretion of the Committee, such date may be extended, but shall not in any case be extended beyond the tenth anniversary of the Date of Exercise hereof. The payment of the Purchase Note shall be accelerated and all amounts due thereunder shall be immediately payable (i) sixty days following the termination of the Optionee's Employment or (ii) in the event the Fair Market Value of the Exercise Shares shall, for twenty consecutive trading days, equal or exceed $50.00 per share, as adjusted for stock splits, stock dividends or similar occurrences, as determined by the Committee, after the date hereof.

------------------
(1)To be amount specified by Optionee, up to 45% of the excess of the trading price on exercise over the exercise price

(2)To be set at the higher of the Applicable Federal Rate or the 90-day T-bill rate.

(3)To be specified by Optionee, up to the tenth anniversary of the Date of Exercise

     5.2. Acceleration. If an Event of Default shall occur, the unpaid balance of the Purchase Note and interest accrued thereon and all other liabilities of the Optionee to the Company hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

     5.3. Collateral. The Purchase Note shall be secured by the Collateral as provided in this Section 5.3.

               (a) In order to secure the full and timely payment in full of the Purchase Note, the Optionee hereby grants, assigns and conveys unto the Company a lien on and continuing security interest in and to, the Collateral together with all products, proceeds, dividends, distributions, or returns of capital or other moneys and other rights, moneys, property or securities of any nature (including, without limitation, rights, voting rights, moneys or securities arising from consolidation or subdivision of capital, redemption or conversion of shares, reduction of capital, liquidation or a similar plan or arrangement), all of which at any time (whether now or in the future) are attributable to or are arising from the Collateral.

               (b) The "Collateral" shall be deemed to consist of the sum of (i) the Exercise Shares, (ii) all interest of the Optionee in the Life Insurance and (iii) any additional insurance or other property designated by the Optionee and accepted by the Company as Collateral hereunder. In determining the "Collateral Value" of the Collateral, the Company shall consider the value (i) of the Exercise Shares at any time to be the greater of their Fair Market Value and their Net Asset Value, (ii) of the Life Insurance to be equal to the expected actuarial death benefit at the actuarially anticipated date of death as owned by the Optionee under the Life Insurance, as determined by the issuer of the Life Insurance, discounted to the present at the
          Note Interest Rate, minus the Employer's Interest (as defined in the Split-Dollar Agreement) in the Life Insurance; provided, however, that for so long as the Optionee has provided and there remains in force a term life insurance policy (the "Term Policy") collaterally assigned to the Company or naming the Company as beneficiary with a death benefit of not less than the Employer's Interest and the Term Policy is reasonably acceptable to the Committee, the Employer's Interest shall not be deducted in determining the Collateral Value and (iii) of any other Collateral to be that determined in good faith from time to time by the Committee. For so long as the Optionee is an Employee, the Company shall pay the cost of the Term Policy, which amount shall be reported as compensation to the Optionee, if required by applicable tax laws.

               (c) The Company agrees that, as specified in and subject to the terms of the Split-Dollar Agreement, it shall purchase a split dollar variable life insurance policy (the "Life Insurance") for the benefit of Optionee.

               (d) Upon execution and delivery of this Agreement, the Company will instruct its transfer agent to issue stock certificates evidencing the Exercise Shares (which shall contain appropriate legends regarding the restrictions set forth in this Agreement) and the Optionee shall deliver to the Company or its designated agent such certificates with a transfer executed in blank. If at any time the Company shall issue any additional or substitute shares of stock or stock certificates, or any other instruments evidencing an interest in such entity or an obligation of such entity, the Optionee shall promptly pledge, mortgage and deposit (or cause to be pledged, mortgaged or deposited) in favor of or with the Company such additional certificates, instruments or documents as additional Collateral.

               (e) Unless an Event of Default shall have occurred and be continuing (and in such case, all dividends and distributions described herein shall be Collateral), notwithstanding Section 5.3(a), the Optionee shall have the right to receive and to retain cash dividends and other cash distributions that are paid on account of the Exercise Shares; provided, however, that if at any time the aggregate Collateral Value is 105% or less of the principal amount of the Purchase Note, all such dividends and other distributions shall be delivered directly to the Company for application: first, to any interest then accrued and unpaid under the Purchase Note; second, for the payment of any income taxes then owed by the Optionee as a result of such dividend; and third, at the direction of the Optionee, for the payment of principal on the Purchase Note or for the purchase of additional Collateral meeting the requirements of Section 5.3(b). If any such dividends or other distributions are paid to the Optionee following an Event of Default or in circumstances subject to the proviso in the preceding sentence, such dividends or other distributions shall be held in trust by the Optionee for the benefit of the Company, and the Optionee shall immediately notify the Company in writing, and shall, if the Company so instructs, immediately pay over such dividends or other distributions to the Company as Collateral.

               (f) Upon the occurrence of and during the continuation of any Event of Default:

                    (i) The Company shall have all rights and remedies of a
               secured creditor under the UCC and other applicable laws including the right to sell, use, utilize or otherwise dispose of the Collateral as permitted thereunder; provided, however, that in any foreclosure of the Optionee's interest of the Exercise Shares, the proceeds realized by the Company therefrom shall be deemed to be not less than the greater of the Fair Market Value and the Net Asset Value as of the date of foreclosure.

                    (ii) The Company, in its discretion, and without notice to the Optionee, may take any one or more of the following actions without liability except to account for property actually received by it: (A) transfer to or register in its name or the name of its nominee any stock certificates or any other evidence of the Collateral, with or without indication of the security interest herein created, and whether or not so transferred or registered, receive the income, dividends and other distributions thereon and hold them as additional Collateral or apply them to the obligations of the Optionee secured hereby in any order of priority; (B) exercise or cause to be exercised all voting and corporate powers with respect to any of the Collateral, including
               (1) all rights to call or require stockholders meetings and to remove or elect directors, and (2) all rights of proxy appointments, conversion, exchange, subscription or any other rights, privileges or options pertaining to such Collateral, as if the absolute owner thereof; (C) exchange any of the Collateral for other property upon a reorganization, recapitalization, reclassification or other readjustment and, in connection therewith, deposit any of the Collateral with any depository upon such terms as the Company may determine; and (D) in its name or in the name of the Optionee, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, and Company further shall have the right during any time to sign and endorse the name of the Optionee upon any such stock certificate, stock power, check, draft, money order, or any other documents of title or evidence of payment with respect to the Collateral, in the name of the Optionee, it being the intention of the Optionee to grant to the Company the right to sell any portion or all of the Collateral and the proceeds therefrom, upon the occurrence of an Event of Default hereunder.

                    (iii) If Company in good faith believes that the Securities
               Act, or any other state or federal law prohibits or restricts the customary manner of sale or distribution of any of the Collateral, the Company may sell such Collateral privately or in any other manner deemed advisable by the Company at such price or prices as the Company determines in its sole discretion. The Optionee recognizes that such prohibition or restriction may cause the Collateral to have less value than it otherwise would have and that, consequently, such sale or disposition by the Company may result in a lower sales price than if the sale were otherwise held. The Company may sell the Collateral in Bethesda, Maryland or elsewhere, in one or more sales or parcels, for cash, credit or future delivery, and with or without the use of a stockbroker, as the Company may deem advisable. The Company may be the purchaser of any or all of the Collateral.

     6. Restrictions on Transfer. Except by will or the laws of descent and distribution, for so long as the Purchase Note is outstanding, neither the Exercise Shares nor, except as specifically provided in the Split Dollar Agreement, any other Collateral may be sold, transferred, assigned, pledged or otherwise disposed of or encumbered by the Optionee, and any attempt to do so shall be null and void. The Optionee agrees that he is acquiring the Purchased Shares for investment only and not with a view to resale, and that he will not sell, pledge or otherwise dispose of such shares so issued unless and until (a) the Purchased Shares have been registered for resale under the Securities Act and registered or qualified for resale under all other applicable state and federal laws or (b) exemptions from such registration and qualification exist; provided, however, that the Company may request an opinion of counsel to the Optionee or other reasonable evidence of such exemptions. The Company agrees to take such steps as are reasonably necessary to maintain adequate public information with regard to the Company as contemplated by Rule 144(c) under the Securities Act or similar provisions of any replacement rule. The Company has filed a registration statement on Form S-8 under the Securities Act with regard to the Exercise Shares and to the extent legally necessary to allow for resale of the Exercise Shares by Optionee, the Company agrees to take reasonable steps to keep such registration statement effective. Other than as specified in the preceding [two sentences], the Company is not obligated hereby to file any such registrations or applicable notifications with regard to the Exercise Shares or their disposition. The Optionee further agrees that under such circumstances the Company may place a legend embodying such restriction on the certificates evidencing such shares.

     7. Tax Matters. The Company agrees to take tax reporting positions with regard to the events and transactions contemplated hereby that are consistent with the terms of this Agreement and the Optionee agrees to take tax reporting positions that are consistent with those positions taken by the Company. In consideration thereof, the Company agrees to indemnify, defend and hold harmless the Optionee from any liabilities for additional taxes or penalties owed as a result of complying with the preceding sentence.

     8. Employment. The exercise of the Option as contemplated by this Agreement, the acceptance of the Purchase Note by the Company or any term or provision of this Agreement shall not constitute or, except as is specifically provided in a Supplemental Employment Agreement, be evidence of any understanding, express or implied, on the part of the Company or any of its Affiliates to employ the Optionee (or have the Optionee serve as a director) for any period.

     9. Notice. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered personally, by facsimile or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

         If to the Company to:

         American Capital Strategies, Ltd.
         3 Bethesda Metro Center, Suite 860
         Bethesda, MD  20814
         Attention:  Chief Financial Officer
         Facsimile:  301-654-6714

If to the Optionee, to the address set forth beneath the Optionee's signature on the signature page hereof.

     All deliveries of notice shall be deemed effective when received by the person entitled to such receipt or when delivery has been attempted but refused by such person. Any party may change the person or address to which such deliveries shall be made with respect to such party by delivering notice thereof to the other party hereto in accordance with this Section 7.

     10. Termination. This Agreement shall terminate and the security interest of the Company in the Collateral shall be released upon the payment and satisfaction in full of the Optionee's obligations relating to the Purchase Notes.

     11. Governing Law; Submission to Jurisdiction. This Agreement and the Purchase Note shall be governed by and construed and interpreted in accordance with the laws of the State of Maryland, without regard to its conflict of laws principles. All judicial actions, suits or proceedings brought against the Optionee with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any transaction contemplated hereby or for recognition or enforcement of any judgment rendered in any such proceedings may be brought in a state or federal court of competent jurisdiction in the State of Maryland. By execution and delivery of this Agreement, the Optionee accepts, generally and unconditionally, the jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement or any transaction contemplated hereby from which no appeal has been taken or is available. The Optionee irrevocably agrees that all process in any proceeding or any court arising out of or in connection with this Agreement may be effected by mailing a copy thereof by registered or certified mail or any substantially similar form of mail, postage prepaid, to the Optionee at the addresses referred to in
Section 7 or such other address of which the Company shall have been notified pursuant to said paragraph. Such service shall be effective five (5) days after such mailing. The Optionee hereby acknowledges that such service will be effective and binding service in every respect.

     12. Complete Agreement; Conflicts. This Agreement, the Plan and the Employment Agreement contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings. In the event of a conflict between the terms of this Agreement and the Plan or the Employment Agreement, the terms of this Agreement shall control.

     13. Amendments and Waivers. This Agreement may be amended only by a writing signed by the Optionee and the Company. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right hereunder or operate to constrain the rights of any other parties hereunder. No waiver of any one right shall operate as a waiver of any subsequent right.

     14. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision which is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby, unless the parties otherwise so provide.

     16. Further Assurances. The parties agree to execute and deliver promptly such further instruments and documents and to take such other actions as reasonably necessary to implement the terms of this Agreement. Without limiting the foregoing, the Optionee agrees, from time to time, at the Company's expense, to execute and deliver promptly all further instruments and documents as the Company may reasonably require in order to perfect, confirm and ratify the security interests granted hereby, including, without limitation, the execution and delivery of such financing statements or continuation statements, and amendments thereto, and assignments of Life Insurance as may be necessary or desirable, or as the Company may request in order to perfect and preserve the security interests granted hereby. The Optionee hereby authorizes the Company or its agent to file such financing statements and/or such continuation statements and amendments thereto relating to all or any part of the Collateral without its signature, where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the collateral granted hereby or any part thereof shall be sufficient as a financing statement where permitted by law.

     17. Indemnification. The Company agrees to indemnify, defend and hold harmless the Optionee from any loss, liability or expense incurred by Optionee as a result of a breach by the Company of its specific obligations under this Agreement. At the election of the Company, the Company may satisfy its obligations under this Section 17 by delivering to the Optionee additional Options pursuant to the Plan in an amount equal to the Company's liabilities hereunder. The Company shall be deemed to have satisfied its right and obligation to deliver additional Options pursuant to the preceding sentence if it shall have used its best efforts to do so by the date thirty (30) days following the next succeeding annual meeting of the stockholders of the Company that it is at least three months after the liability of the Company under this
Section 17 is determined.

     IN WITNESS WHEREOF, the Optionee and the Company have caused this Agreement to be signed on its behalf effective as of the Date of Exercise.



                                     AMERICAN CAPITAL STRATEGIES, LTD.



                                     By: ______________________________________



                                     __________________________________________
                                     OPTIONEE
                                     Address __________________________________

                                             __________________________________

                                     Facsimile: _______________________________

                                                                       EXHIBIT A

                                  PURCHASE NOTE

                                                                     _____, 1999

$------------

     FOR VALUE RECEIVED, the undersigned, _______________ (the "Optionee"), hereby promises to pay to AMERICAN CAPITAL STRATEGIES, LTD., and its successors and assigns (the "Holder"), the principal sum of ______________________ DOLLARS ($_____________), with interest thereon, on the terms and conditions set forth in the Exercise Agreement (as defined herein).

     Payments of the principal of and interest on this Note are to be made in lawful money of the United States of America by check mailed and addressed to the Holder hereof at the address shown in the Exercise Agreement or such other address as may be provided thereunder.

     Notwithstanding any provision to the contrary in this Note, the Exercise Agreement or any other agreement, the Optionee shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.

     This Note is the Purchase Note (herein called the "Note") issued pursuant to the Stock Option Exercise Agreement, dated as of ______, 1999 (as from time to time amended, the "Exercise Agreement"), between the Holder and the Optionee and is entitled to the benefits thereof. All terms used herein shall have the meanings ascribed to them in the Exercise Agreement.

     If an Event of Default as defined in the Exercise Agreement occurs and is continuing, the unpaid principal of this Note shall become due and payable in the manner, at the price and with the effect provided in the Exercise Agreement.

     This Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of Maryland and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State, except for its rules relating to the conflict of laws.

     IN WITNESS WHEREOF, this Note is delivered as of the date set forth above.



                                               ---------------------------------

                                                                       EXHIBIT B


                             SPLIT DOLLAR AGREEMENT


      This SPLIT DOLLAR AGREEMENT (this "Agreement") is entered into as of ________________, 1999, by and between DAVID GLADSTONE (the "Owner") and AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (the "Employer").

                                 R E C I T A L S

     WHEREAS, the Owner and the Employer have entered into a Stock Option Exercise Agreement of event date herewith (the "Exercise Agreement") pursuant to which they have agreed to enter into and consummate this Agreement; and

     WHEREAS, Owner will be the owner and possessor of the Policy (as defined herein) and will assign an interest in the Policy's death benefit and cash value to the Employer as collateral to secure repayment of Employer's premium payments with respect to the Policy pursuant to the Exercise Agreement; and

     WHEREAS, it is the intent of the Employer and Owner to define the extent of the Employer's security interest in the Policy;

     NOW, THEREFORE, the parties hereto, in consideration of the foregoing and intending to be legally bound hereby, agree as follows:

     1. Interests in the Policy. The Policy that is the subject of this Split Dollar Agreement is ________________ (the "Insurer") Policy Number ______________ on the life of the Owner (the "Policy"). The Employer's interest in the cash value and death benefits of the Policy (the "Employer's Interest") as of any date, shall be equal to the Unamortized Premium Payment (as defined herein) as of such date accumulated at interest at a rate of 4.5% per annum. The Owner's interest in the cash value and death benefits of the Policy (the "Owner's Interest") shall be equal to the remaining cash value and death benefits of the Policy, if any, in excess of the Employer's Interest, reduced by any distributions made to the Owner prior to such date.

     2. Premium Payments. The Employer will, contemporaneously with the execution and delivery of this Agreement, pay as a single cash payment, the sum of $_____ representing the entire premium (the "Premium Payment") due with regard to the Policy. The Owner shall have imputed income each year in an amount equal to (a) the annual cost of current death benefit protection on the life of the Owner, measured by the lower of (i) the PS 58 rate, as set forth in Revenue Ruling 55-747 (or the corresponding applicable provision of any future Revenue Ruling), or (ii) the Insurer's current published premium rate for annually renewable term insurance for standard risks plus, without duplication, (b) one-tenth of the Premium Payment. The "Unamortized Premium Payment" shall initially equa the Premium Payment, and shall be reduced by 2.5% of the Premium Payment on each October 1, January 1, March 1 and July 1 during the term of this Agreement.

     3. Death Benefit Amounts.

          a. In the event of Owner's death prior to the termination of this Agreement, the death benefit payable to the Employer (or the Employer's designated beneficiaries) under this Agreement shall be equal to the Employer's Interest in the Policy at the time of Owner's death.

          b. In the event of the Owner's death prior to the termination of this Agreement, the death benefit payable to the Owner (or the Owner's designated beneficiaries) shall be the excess of the total death proceeds under the Policy less the amount payable to the Employer (or the Employer's designated beneficiaries). Following the termination of this Agreement and upon the satisfaction of the Employer's Interest in the Policy, the Owner's death benefit will be equal to the total death benefit provided by the Policy.

          c. Owner understands that sufficiency of cash value in the Policy to provide expected amounts of death benefit under this Agreement may vary as a result of Policy performance and duration of premium payments and this is in no event guaranteed by the Employer or the Insurer.

4. Ownership and Rights in the Policy.

          a. The Policy will be owned exclusively by the Owner. While this Agreement is in effect, the Employer has a security interest in the Policy under this Agreement limited exclusively to the Employer's Interest in the Policy; provided, however, this paragraph 4 shall not in any way limit or affect the obligations or rights of the parties under that Exercise Agreement.

          b. The Owner shall have the right to make any investment choices permitted by the Policy and that appear on Exhibit A hereto with respect to the cash value of the Policy. Any other investment choices will require the consent of the Employer.

          c. The Owner's rights shall also include the right to select and change beneficiaries to receive Owner's death benefits. The Owner will not be permitted to borrow against, or partially or totally surrender the Policy as long as the Collateral Assignment remains in force, except as provided in the Exercise Agreement. Any other rights in the Policy other than those specifically mentioned in this Agreement must be exercised with the written consent of both the Owner and the Employer.

          d. Notwithstanding anything to the contrary in this Agreement, Owner shall have the right to assign ownership of the Policy to an insurance trust created by the Owner, provided that any such assignment shall be made expressly subject to the rights and interests of the Employer to the Policy created under this Agreement and under the Exercise Agreement and the trustee thereof shall have executed such instrument as the Employer may reasonably request confirming such rights and interests of the Employer.

     5. Assignment of Policy to Secure Employer's Payments. To secure Employer's Interest in the Policy under this Agreement, Owner will collaterally assign the Policy to the Employer by signing the separate Collateral Assignment. The Collateral Assignment cannot be altered without the Employer's, Owner's and Insurer's consent.

     6. Termination of Split Dollar Agreement. This Agreement will terminate upon the earliest to occur of the following:

          a. Death of the Owner and the payment to Employer of all amounts due it hereunder;

          b. Written agreement of both the Owner and the Employer to terminate this Agreement;

          c. Termination of Owner's employment; provided however, that if the Employer and Owner are parties to a Supplemental Employment Agreement substantially in the form of Exhibit 4.11 to the Second Amended and Restated Employment Agreement dated as of ______, between Employer and Owner, Owner shall be deemed to be employed by Employer only if Employee has elected to be bound by Section 5.2(a) thereof; or

          d. A release of the Collateral Assignment pursuant to Section 7 herein. Upon termination of this Agreement, the Employer shall receive the Employer's Interest in the Policy as soon as is practical, but in no event shall receipt be later than sixty (60) days from the earliest of the dates listed above. In the event of termination of this Agreement for reason other than the death of the Owner, the payment of the Employer's Interest in the Policy and under this Agreement shall be satisfied either directly from the cash value of the Policy or by direct payment by the Owner, at the discretion of the Owner. In this event, the recovery of the Employer's Interest shall be limited to the cash value of the Policy at that time. In the event of termination of this Agreement by reason of the death of the Owner, the Employer's Interest in the Policy and under this Agreement shall be satisfied through direct payment from the Insurer from the Policy proceeds.

     7. Release of Collateral Assignment. Upon receipt of the Employer's Interest in the Policy, as provided above, either whether from the Policy, or from the Owner, the Employer will release the Collateral Assignment. Upon satisfaction of the Employer's Interest in the Policy, the Owner shall have unrestricted ownership to the Policy, subject to the terms of the Exercise Agreement.

     8. Miscellaneous.

          a. Not an Employment Agreement. This Agreement does not in any way constitute an employment agreement, and the Employer reserves the right to terminate Owner's employment to the same extent as though this Agreement did not exist. This Agreement may be amended at any time by written agreement signed on behalf of the Employer and by the Owner.

          b. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Employer and its successors and assigns, and to the Owner and the Owner's heirs, executor or personal representative and beneficiaries.

          c. Notices. Any notice, consent or demand required or permitted under this Agreement shall be made in writing and shall be signed by the party making the notice, consent, or demand. Such notice shall be sent by United States certified mail, postage pre-paid and shall be sent to the other party's last known address as shown on the records of the Employer. The date of such mailing shall be deemed to be the date of such notice, consent or demand.

          d. Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of Maryland, without reference to the conflicts of laws provisions thereof.

     9. Claims Procedures.

          a. Claimants. Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as "Claimant") shall present the request in writing to the Employer, which shall respond in writing as soon as practicable. If the claim or request is denied, the written notice of denial shall state the reason for denial, with specific reference to the provisions on which the denials is based, a description of any additional material or information required and an explanation of why it is necessary, and an explanation of the program's claims review procedure.

          b. Review of Claim. Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days may request a review by notice given in writing to the Employer. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty (60) days after receipt by the Employer of Claimant's claim or request. The claim or request shall be reviewed by the Employer which may, but shall not be required to, grant the Claimant a hearing. On review, the Claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

          c. Final Decision. The decision or review shall normally be made within sixty (60) days after the Employer's receipt of Claimant's claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant provisions. All decisions on review shall be final and bind all parties concerned.

     IN WITNESS WHEREOF, the Employer and the Owner have executed and delivered this Split Dollar Agreement, which is effective as of the effective date of the Policy described herein.

                                 AMERICAN CAPITAL STRATEGIES. LTD.



                                 By: _________________________________________

                                          Name: ______________________________
                                          Title: _____________________________


                                 OWNER



                                 _____________________________________________


______________________________
         Witness

                                                                       EXHIBIT C



                SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of ________, 1999 (the "Effective Date"), by and between AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (the "Company"), and DAVID GLADSTONE (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Employee entered into an Employment Agreement dated as of April 2, 1997 and an Amended and Restated Employment Agreement dated as of August 18, 1997 [sic] (collectively, the "Old Agreement") pursuant to which the Company employed the Employee on the terms and conditions set forth therein; and

     WHEREAS, the Company and the Employee desire to amend and restate the Old Agreement in its entirety, on the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                       1.

                         Definitions and Interpretations


     1.1. Definitions

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

     "Annual Bonus Plan" shall have the meaning specified in Section 3.2.

     "Base Salary" shall have the meaning specified in Section 3.1.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Compensation Committee" shall mean the Compensation Committee of the Board of Directors or such other entity as may be designated for a particular function by the Board of Directors.

     "Confidential Information" shall have the meaning specified in Section 5.1(a).

     "Continuation Period" shall have the meaning specified in Section 4.4(b).

     "Disability" shall mean a physical or mental condition of Employee that, in the good faith judgment of not less than a majority of the entire membership of the Board of Directors, prevents Employee from being able to perform the services required under this Agreement and which results in the Employee becoming eligible for long-term disability benefits (if such benefits are provided by the Company). If any dispute arises as to whether a Disability has occurred, or whether a Disability has ceased and the Employee is able to resume duties, then such dispute shall be referred to a licensed physician appointed by the president of the Medical Society or similar organization in Washington, D.C., at the request of either party. The Employee shall submit to such examinations and provide information as such physician may request and the determination of such physician as to the Employee's physical or mental condition shall be binding and conclusive on the parties. The Company shall pay the cost of any such physician and examination.

     "Dispute" shall have the meaning specified in Article 6.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Executive Officers" shall refer to the President, the Chairman of the Board, the Vice-Chairman of the Board, all Executive Vice Presidents and all other officers designated as Executive Officers by the Board of Directors.

     "Expiration Date" shall have the meaning specified in Section 2.2.

     "Good Reason" shall mean any of the following:

          (1) without Employee's express written consent, a material adverse alteration in the nature or status of Employee's position, functions, duties or responsibilities with the Company;

          (2) a material breach by the Company of any material provision of this Agreement which, if capable of being remedied, remains unremedied for more than 15 days after written notice thereof is given by Employee to the Company;

          (3) without Employee's express written consent, the relocation of the principal executive offices of the Company outside the greater Washington, D.C. area or the Company's requiring Employee to be based other than at such principal executive offices;

          (4) any purported termination by the Company of Employee's employment not in accordance with the provisions of this Agreement;

          (5) the failure of the Company to obtain any assumption agreement required by Section 7.5(a);

          (6) the amendment, modification or repeal of any provision of the Company's Certificate of Incorporation or by-laws, if such amendment, modification or repeal would materially adversely affect Employee's rights to indemnification by the Company;

          (7) change of control of the Company that would result in the control of 25% or more of the Company's voting shares by one Person or a group of Persons acting in concert other than such entities as may own voting securities as of August 28, 1997; or

          (8) the determination by the Employee that there exists a significant difference between the Employee and the Board of Directors regarding either the method of operating the Company or the direction of the Company.

     "IPO" shall mean the initial underwritten public offering of the securities of the Company, which became effective on August 29, 1997.

     "ISO Plan" shall have the meaning specified in Section 3.3.

     "Misconduct" shall mean (1) the willful and continued failure by Employee to perform substantially his duties described in Section 2.3 (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after two (2) written notices of such failure have been given to Employee by the Company's Board of Directors and Employee has had a reasonable period (not to exceed 15 days from the second notice) to correct such failure; or (2) the commission by Employee of acts that are dishonest and demonstrably injurious to the Company (monetarily or otherwise) in any material respect. For purposes of this definition, (i) no act or failure to act on Employee's part shall be considered "Misconduct" if done or omitted to be done by Employee in good faith and in the reasonable belief that such act or failure to act was in the best interest of the Company or in furtherance of Employee's duties and responsibilities described in Section 2.3 and (ii) no disagreements between the Board of Directors and the Employee regarding the direction or the operations of the Company shall be construed as "Misconduct" and, further, material breaches or violations by Employee of any material provision of this Agreement or any material violation by the Employee of the Company's employment policy manual shall be defined as "Misconduct."

     "Notice of Discontinuance" shall have the meaning specified in Section 2.2.

     "Notice of Employment Continuation" shall mean a notice delivered in accordance with Section 4.11.

     "Notice of Termination" shall mean a notice purporting to terminate Employee's employment in accordance with Section 4.1 or 4.2. Such notice shall specify the effective date of such termination, which date shall not be less than 30 (one (1) day in the case of a termination by the Company for Misconduct) or more than 60 days after the date such notice is given. If such termination is by Employee for Good Reason or by the Company for Disability or Misconduct, such notice shall set forth in reasonable detail the reason for such termination and the facts and circumstances claimed to provide a basis therefor. Any notice purporting to terminate Employee's employment which is not in compliance with the requirements of this definition shall be ineffective.

     "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust and an unincorporated organization.

     "Target Bonus" shall have the meaning specified in Section 3.2.

     "Term" shall have the meaning specified in Section 2.2.

     "Termination Date" shall mean the termination date specified in a Notice of Termination delivered in accordance with this Agreement.

     1.2. Interpretations

          (a) In this Agreement, unless a clear contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

          (b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


                                       2.

                  Employment: Term, Positions and Duties, Etc.

     2.1. Employment

     The Company agrees to employ Employee and Employee agrees to accept employment with the Company, in each case on the terms and conditions set forth in this Agreement.

     2.2. Term of Employment

     Unless sooner terminated pursuant to Article 4, the term of Employee's employment under this Agreement (the "Term") shall continue until the fifth anniversary of the IPO (the "Expiration Date"); provided, however, that on the third anniversary of the IPO and on each anniversary thereafter (each such anniversary being an "Extension Anniversary"), the Expiration Date shall be automatically extended one additional year unless, at least six months prior to an Extension Anniversary, (i) either party shall give written notice to the other (a "Notice of Discontinuance") that no such automatic extension shall occur on the next succeeding Extension Anniversary and each Extension Anniversary thereafter, or (ii) either party shall give a Notice of Termination to the other party pursuant to Section 4.1 or 4.2, as the case may be. No Notice of Discontinuance given by the Company shall be effective unless given pursuant to instructions set forth in a resolution duly adopted by the affirmative vote of at least a majority of the entire membership of the Board of Directors.


     2.3. Positions and Duties

          (a) While employed hereunder, Employee shall serve as the Vice-Chairman of the Board of Directors of the Company. The duties as Vice-Chairman shall be (i) to serve as Chairman of the Board of Directors in the Chairman's absence or inability to serve, (ii) to introduce other Executive Officers of the Company to and facilitate communications with principal stockholders and prospective stockholders of the Company, (iii) to serve as a member of the Executive Committee of the Board of Directors and the Company's Credit Committee and (iv) such additional duties and responsibilities commensurate with such office as from time to time may be reasonably assigned to him by the Board of Directors; provided, that such additional duties and additional duties that may be assigned to the Employee pursuant to the Company's By-laws shall not be inconsistent with or impose material additional duties on the Employee than the duties set forth in clauses (i)-(iii) above. While employed hereunder, Employee shall
     (i) report directly to the Board of Directors of the Company and (ii) observe and comply with all lawful policies, directions and instructions of the Board of Directors that are consistent with the foregoing provisions of this paragraph (a).


          (b) The Company agrees to use its reasonable best efforts to cause Employee to be elected or appointed, or re-elected or re-appointed, as a member of the Board of Directors and the Executive Committee of the Board of Directors (if such a committee exists) and a nonvoting ex officio member all other committees, other than the Compensation Committee, at all times during the Term.

          (c) While employed hereunder, Employee shall devote such portion of his business time, attention, skill and efforts as is necessary to complete the faithful and efficient performance of his duties hereunder. It is acknowledged and agreed that Employee serves as the Chairman of the Board and Chief Executive Officer of American Security Inc., a Delaware corporation ("AMSE"), and that, in connection with the initial public offering of AMSE, Employee will enter into an Employment Agreement whereunder Employee shall be required to devote a substantial portion of his business time, attention, skill and efforts to the faithful and efficient performance of his duties thereunder and not accept employment with any Person (other than the Company). Accordingly, the Company agrees that Employee's undertakings with respect to AMSE are authorized and consistent with Employee's undertakings to the Company (as the same are amended hereby), and that the Company hereby releases Employee from any obligation to the Company not expressly set forth in this Agreement. In addition, Employee may engage in the following activities: (i) serve on corporate, civic, religious, educational or charitable boards or committees and (ii) manage his personal investments including being a consultant, board member or adviser, to such investments and activities.

          (d) While employed hereunder and subject to his rights under Section 2.3(c), Employee shall conduct himself in such a manner as not to knowingly prejudice, in any material respect, the reputation of the Company in the fields of business in which it is engaged or with the investment community or the public at large.


     2.4. Place of Employment

         Employee's place of employment hereunder shall be at the Company's principal executive offices in the greater Washington, D.C. area or such other area that is mutually agreeable to both parties.

                                       3.

                            Compensation and Benefits


     3.1. Base Salary

          (a) For services rendered by Employee under this Agreement, the Company shall pay to Employee an annual base salary ("Base Salary") of $150,000. The Board of Directors or its Compensation Committee shall review the Base Salary at least annually and may adjust the amount of the Base Salary at any time as the Board of Directors or the Compensation Committee may deem appropriate in their sole discretion.

          (b) The Base Salary shall be payable in accordance with the Company's payroll practice for Executive Officers as earned.

     3.2. Annual Bonus Plan

     During the Term, the Company shall maintain and the Employee shall be entitled to participate in an incentive bonus plan (the "Annual Bonus Plan") which will be determined by the Board of Directors, which will provide for the payment of cash bonuses to eligible executives of the Company at specified times during the year and within 90 days of the end of each fiscal year based on the Company's financial performance and other appropriate factors for that year or a portion thereof. Under the Annual Bonus Plan, Employee shall be eligible to earn a target bonus (the "Target Bonus") each year equal to 200% of Employee's Base Salary for such year based on criteria established by the Compensation Committee, and the performance of the Company against such criteria. The establishment of such criteria and of the necessary performance targets for partial or full earning of the Target Bonus shall be at the sole reasonable discretion of the Compensation Committee; provided, however, that Employee shall be entitled to a Target Bonus each year equal to at least five percent (5%) of the maximum Target Bonus. During the calendar year 1997 and the year in which the Expiration Date occurs, the Target Bonus which would be payable shall be prorated and paid based on the number of days in such year actually occurring during the Term.

     3.3. Long-term Incentive Compensation

     The Company has established the 1997 Stock Option Plan (as amended from time to time, the "ISO Plan"), which provides key employees of the Company with ownership interests in the Company (the "ISO Plan"). Under the ISO Plan, Employee was granted options to purchase 608,782 shares of common stock. The Employee and the Company have entered into an Amended and Restated Option Agreement in the form of Appendix A hereto with regard to such options. To the extent permissible, such options shall be characterized as Incentive Stock Options as defined in Section 422 of the Code. In addition, as of even date herewith, the Company and the employee have entered into an Option Exercise Agreement (the "Option Exercise Agreement") and a Split Dollar Agreement (the "Split Dollar Agreement") pursuant to which the Employee exercised such options, the Company lent certain amounts to the Employee used in connection with such exercise and a split dollar variable life insurance policy program was established to provide collateral for such loans and to provide further benefits to the Employee. The Employee shall participate in all other long-term compensation incentive plans of the Company in accordance with their terms, except that while other Executive Officers may receive additional options under the ISO Plan and other long-term incentive stock options, stock appreciation rights and other similar programs adopted subsequent to the IPO, Employee has no expectation of or right to additional options or participation in such plans.

     3.4. Vacation

     While employed hereunder, Employee shall be entitled to vacation benefits in accordance with the vacation policy adopted by the Company from time to time for senior executives in general, but in no event shall Employee's annual vacation be less than four weeks or such greater number of vacation days as the Board of Directors may approve from time to time in its sole discretion.

Employee shall not be entitled to accumulate and carryover unused vacation time from year to year, except to the extent permitted in accordance with the Company's vacation policy for senior executives in general, nor shall Employee be entitled to compensation for unused vacation time except as provided in
Section 4.3(a).

     3.5. Business Expenses

     The Company shall, in accordance with the rules and policies that it may establish from time to time for senior executives, reimburse Employee for business expenses reasonably incurred in the performance of Employee's duties. Requests for reimbursement for such expenses must be accompanied by appropriate documentation. Examples of reimbursable expenses include parking, mileage charges, air fares and hotel accommodations while traveling on Company business.

     3.6. Other Benefits

     Employee shall be entitled to receive all employee benefits, fringe benefits and other perquisites that may be offered by the Company to its Executive Officers as a group, including, without limitation, (i) participation by Employee and, where applicable, Employee's dependents, in the various employee benefit plans or programs (including, without limitation, pension plans, profit sharing plans, stock plans, health plans, life insurance, parking and disability insurance) generally provided to Executive Officers of the Company, subject to meeting the eligibility requirements with respect to each of such benefit plans or programs, (ii) club memberships, (iii) automobile allowances, and (iv) financial planning allowances. However, nothing in this
Section 3.6 shall be deemed to prohibit the Company from making any changes in any of the plans, programs or benefits described herein, provided such changes apply to all similarly situated Executive Officers.

     3.7. Indemnification

     The Company agrees to defend, indemnify and hold harmless the Employee from and against any liability and expenses arising by reason of Employee's acting as a director or officer of the Company or any Company subsidiary or affiliate, or any portfolio company of the Company, in accordance with and to the fullest extent permitted by law. The Company shall maintain Directors and Officers liability insurance for the Employee in such amounts of coverage as are reasonably available to the Company and to the extent such is attainable at reasonable cost and are permitted by law.

                                       4.

                            Termination of Employment


     4.1. Termination by Employee

     Employee may, at any time prior to the Expiration Date, terminate his employment hereunder for any reason by delivering a Notice of Termination to the Chairman of the Board of Directors.

     4.2. Termination by the Company

     The Company may, at any time prior to the Expiration Date, terminate Employee's employment hereunder for any reason by delivering a Notice of Termination to Employee; provided, however, that in no event shall the Company be entitled to terminate Employee's employment prior to the Expiration Date unless the Board of Directors shall duly adopt, by the affirmative vote of at least a majority of the entire membership of the Board of Directors, a resolution authorizing such termination Should the Company deliver a Notice of Termination, the Employee may within five days of such notice resign in lieu of being terminated, but such resignation shall otherwise be treated as a termination by the Company for purposes of this Article 4.


     4.3. Payment of Accrued Base Salary, Vacation Pay, etc.

     (a) Promptly upon the termination of Employee's employment for any reason (including death), the Company shall pay to Employee (or his estate) a lump sum amount for (i) any unpaid Base Salary earned hereunder prior to the Termination Date, (ii) all unused vacation time accrued by Employee as of the Termination Date in accordance with Section 3.4, (iii) all unpaid benefits earned or vested, as the case may be, by Employee as of the Termination Date under any and all incentive or deferred compensation plans or programs of the Company and (iv) any amounts in respect of which Employee has requested, and is entitled to, reimbursement in accordance with Section 3.5.

     (b) A termination of Employee's employment in accordance with this Agreement shall not alter or impair any of Employee's accrued rights or benefits as of the Termination Date under any employee benefit plan or program maintained by the Company, in each case except as provided therein or in any written agreement entered into between the Company and Employee pursuant thereto.


     4.4. Additional Rights in Connection With Disability

     In the event that the Company terminates an Employee by delivering a Notice of Termination to Employee stating that such Termination is by reason of a Disability, the Employee shall be entitled to the benefits and payments set forth in this Section 4.4 in addition to such other applicable rights as may be provided elsewhere in this Agreement:

     (a) Base Salary and Target Bonus. The Company shall continue to pay to Employee the Base Salary in effect as of the date on which the Notice of Termination was delivered for two (2) years following the Termination Date (but in no event less than 365 days) (such period being the "Continuation Period") which amount shall be reduced by any amount payable to Employee under any disability plan maintained by the Company for the benefit of Employee. In addition, the Employee shall be entitled to continue to participate in the Annual Bonus Plan for two (2) years following the Termination Date with the second anniversary of the Termination Date being the Expiration Date for purposes of Section 3.2.

     (b) Insurance Benefits, etc. The Company shall at all times during the Continuation Period, without charge to Employee or Employee's dependents, cause Employee and Employee's eligible dependents to be covered by and to participate in, to the fullest extent allowable under the terms thereof, all life, accidental death and dismemberment and health insurance plans and programs that may be offered to the senior officers of the Company so that Employee will receive, at all times during the Continuation Period, the same benefits under such plans and programs as Employee would have been entitled to receive had he remained an Executive Officer of the Company. In no event shall Employee's continuation period for purposes of Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("COBRA"), begin prior to the end of Employee's coverage under the Company's group health plan as provided in this paragraph (b).

     (c) Options. All loans to the Employee in connection with the prior exercise of any options under the ISO Plan (or similar plan) shall be due and payable within 60 days of employment termination.

     Should the Employee's Disability end during the pendency of the Term, the Company may discontinue the payments contemplated by this Section 4.4 if it offers to reemploy Employee under the terms of this Agreement, but no such offer shall affect the terms of Section 4.4(c) above.

     4.5. Additional Rights in Connection With Terminations by Employee for Good Reason or by the Company for Other than Misconduct or Disability

     In the event that Employee terminates his employment pursuant to Section
4.1 for Good Reason or if the Company terminates Employee's employment with the Company pursuant to Section 4.2 for other than Misconduct or a Disability, the Employee shall be entitled to the payments and benefits set forth in this
Section 4.5 in addition to such other applicable rights as may be provided elsewhere in this Agreement:

          (a) Base Salary and Target Bonus. The Company shall continue to pay to Employee the Base Salary in effect as of the date on which the Notice of Termination for the Continuation Period. In addition, the Employee shall be entitled to continue to participate in the Annual Bonus Plan for two (2) years following the Termination Date with the second anniversary of the Termination Date being the Expiration Date for purposes of Section 3.2. The amount payable to Employee under this paragraph (a) is in lieu of, and not in addition to, any severance payment due to or become due to Employee under any separate agreement or contract between Employee and the Company or pursuant to any severance payment plan, program or policy of the Company.

          (b) Insurance Benefits, etc. The Company shall at all times during the Continuation Period, without charge to Employee or Employee's dependents, cause Employee and Employee's eligible dependents to be covered by and to participate in, to the fullest extent allowable under the terms thereof, all life, accidental death and dismemberment and health insurance plans and programs that may be offered to the senior officers of the Company so that Employee will receive, at all times during the Continuation Period, the same benefits under such plans and programs as Employee would have been entitled to receive had he remained an Executive Officer of the Company; provided, however, in the event Employee becomes covered during the Continuation Period by another employer's group plan or programs which provide benefits to Employee and his dependents comparable to those being provided to Employee under this paragraph (b) (provided with respect to any such group health plan, such plan does not contain any exclusion or limitation with respect to any pre-existing conditions), then the Company's similar plans and programs shall no longer be liable for any benefits under this paragraph (b). In no event shall Employee's COBRA continuation period begin prior to the end of Employee's coverage under the Company's group health plan as provided in this paragraph (b).

          (c) Options. All options of the Employee under the ISO Plan (or similar plan) that have not vested as of Employee's Termination Date shall vest and shall become immediately exercisable. All loans to the Employee in connection with the prior exercise of any options under the ISO Plan (or similar plan) shall be due and payable within 60 days of employment termination.

          (d) Release. Notwithstanding anything in this Section 4.5 to the contrary, as a condition to the receipt of any benefit under this Section 4.5, Employee must first execute and deliver to the Company a mutual release as set out in exhibit 4.5(d) hereto (which the Company shall be obligated to execute upon Employee's delivery thereof), releasing the Company, its officers, Board of Directors, employees and agents from any and all claims and from any and all causes of action of any kind or character that Employee may have arising out of Employee's employment with the Company or the termination of such employment, but excluding any claims and causes of action that Employee may have arising under or based upon this Agreement.


     4.6. Additional Rights in the Event of Death

     In the event that the Employee's employment is terminated as a result of his death, the Employee's estate and/or his beneficiaries shall be entitled to the payments and benefits set forth in this Section 4.6 in addition to such other applicable rights as may be set forth elsewhere in this Agreement:

          (a) Target Bonus. The Employee's estate shall be entitled to receive the Target Bonus that the deceased employee would have been entitled to have received in the year in which the death occurred.

          (b) Insurance Benefits, etc. The Company shall pay the cost for dependents of the Employee for insurance coverage that they are entitled to obtain from the Company following the Employee's death pursuant to COBRA but not less than 18 months.

          (c) Options. All options of the Employee under the ISO Plan (or similar plan) that have not vested as of Employee's death and that would vest within one year thereof shall vest immediately upon the Employee's death and shall remain exercisable by the Employee's estate for the shorter of 18 months following the Employee's death and their original term. All loans to the Employee in connection with the prior exercise of any options under the ISO Plan (or similar plan) shall be due the earlier of 60 days following the Employee's death and their original term.

     4.7. Additional Rights in the Event of Termination by Resignation Other than for Good Reason

     In the event that the Employee terminates his employment pursuant to
Section 4.1 without Good Reason, he shall be entitled to the rights set forth in this Section 4.7 in addition to such other applicable rights as may be set forth elsewhere in this Agreement:

     Options. All loans to the Employee in connection with the prior exercise of any options under the ISO Plan (or similar plan) be due and payable within 60 days of employment termination.

     4.8. Additional Rights in the Event of Termination for Employee's
Misconduct

     In the event that the Company terminates Employee's employment with the Company pursuant to Section 4.2 for Employee's Misconduct, Employee shall be entitled to the rights set forth in this Section 4.8 in addition to such other applicable rights as may be set forth elsewhere in this Agreement:

          (d) Options. All previously vested options under the ISO Plan shall remain exercisable for the shorter of 90 days following the Termination Date and their original term. All loans to the Employee in connection with the prior exercise of any options under the ISO Plan (or similar plan) shall be due the earlier of 60 days following the Employee's Termination Date and their original term.

     4.9. Non-exclusivity of Rights

     Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any plan, program, policy or practice provided by the Company for which Employee may qualify, nor shall anything herein limit or otherwise affect such rights as Employee may have under any other contract or agreement with the Company. Amounts which are vested benefits or which Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Termination Date shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     4.10. Company to Pay Benefits During Pendency of Dispute

     Either party may, within ten (10) days after its receipt of a Notice of Termination given by the other party or a Notice of Employment Continuation from the Employee specifying that Good Reason exists, provide notice to the other party that a dispute exists concerning the circumstances set forth in such notice, in which event such dispute shall be resolved in accordance with Article
6. Notwithstanding the pendency of any such dispute and notwithstanding any provision herein to the contrary, the Company will (i) continue to pay Employee the Base Salary in effect when the notice giving rise to the dispute was given and (ii) continue Employee as a participant in all compensation and benefit plans in which Employee was participating when the notice giving rise to the dispute until the dispute is finally resolved or, with respect to a Notice of Employee, the date of termination specified in such notice, if earlier, but, in each case, not past the Expiration Date. If (x)(i) the Company gives a Notice of Termination to Employee and (ii) Employee disputes the termination as contemplated by this Section 4.10, or (y)(i) the Employee gives a Notice of Termination for Good Reason or a Notice of Employment Continuation specifying that Good Reason exists and (ii) the Company disputes that Good Reason exists as contemplated by this Section 4.10, and, in either case, (z) such dispute is finally resolved in favor of the Company in accordance with Article 6, then Employee shall be required to repay to the Company amounts paid to Employee under this Section 4.10 (including the value of benefits received) but only if, and to the extent, Employee is not otherwise entitled to receive such amounts under this Agreement. The period for the delivery of a Notice of Employment Continuation shall be extended in the event of the delivery of a notice in accordance with the first sentence of this Section 4.10 until thirty (30) days following the resolution of such dispute.

     1.2. Employment Continuation.

     If the Employee has a "Purchase Note" outstanding under the Exercise Agreement or the "Unamortized Premium Payment" under the Split Dollar Agreement is greater than zero, the Employee shall have the right either (i) in lieu of delivering a Notice of Termination in accordance with Section 4.1 or (ii) within thirty (30) days of the Company's delivery of a Notice of Termination in accordance with Section 4.2 (other than in connection with a Termination for Employee's Misconduct), to deliver a Notice of Employment Continuation. If applicable, the Employee may specify in such Notice of Employment Continuation that Good Reason exists. The period for delivery of a Notice of Employment Continuation shall be subject to extension in accordance with Section 4.10. Upon the delivery of a Notice of Employment Continuation, this Agreement shall terminate and be of no further force or effect and Employee's employment with the Company shall be governed instead by a Supplemental Employment Agreement in the form of Exhibit 4.11 hereto that will be executed and delivered by the Company and the Employee immediately upon the delivery of such Notice of Employment Continuation.



                                       5.

                  Confidential Information and Non-Solicitation


     5.1. Confidential Information

          (a) Employee recognizes that the services to be performed by him hereunder are special, unique, and extraordinary and that, by reason of his employment with the Company, he may acquire Confidential Information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee agrees that he will not (directly or indirectly) at any time, whether during or after his employment hereunder, (i) knowingly use for an improper personal benefit or for the benefit of another Person with whom Employee is affiliated any Confidential Information that he may learn or has learned by reason of his employment with the Company or (ii) disclose any such Confidential Information to any Person except (A) in the performance of his obligations to the Company hereunder, (B) as required by applicable law, (C) in connection with the enforcement of his rights under this Agreement, (D) in connection with any disagreement, dispute or litigation (pending or threatened) between Employee and the Company or (E) with the prior written consent of the Board of Directors. As used herein, "Confidential Information" includes information with respect to Subject Investments (as defined herein, but excluding for purposes of this Section
     5.1 information concerning US Investigations Services, Inc. ("USIS") or information provided by USIS); provided, however, that such term, shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by Employee, (y) is or becomes known or available to Employee on a non-confidential basis from a source (other than the Company) which, to Employee's knowledge, is not prohibited from disclosing such information to Employee by a legal, contractual, fiduciary or other obligation to the Company or (z) with regard to Subject Investments, is or becomes known or available to Employee other than by or through the Company.

          (b) Employee confirms that all Confidential Information is the exclusive property of the Company. All business records, papers and documents kept or made by Employee while employed by the Company relating to the business of the Company shall be and remain the property of the Company at all times. Upon the request of the Company at any time, Employee shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Employee or coming into his possession while employed by the Company concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of Employee not containing proprietary information relating to such business or affairs. Notwithstanding the foregoing, Employee shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any disagreement, dispute or litigation (pending or threatened) between Employee and the Company.

          (c) The Company recognizes that the Employee maintains his contacts and his domain name "DAVIDGLADSTONE.COM" on the computer system and that the list of contacts and his domain name will remain the exclusive ownership of the Employee and that information shall not be deemed confidential or subject to the terms of sections 5.1 or 5.2.

     5.2. Covenant Not to Compete or Solicit

          (a) While employed hereunder and for the period of (i) one (1) year thereafter or (ii) two (2) years after the Termination Date, if this Agreement is terminated earlier and the Employee is entitled to receive compensation and benefits under Section 4.5 (the "Restricted Period"), Employee, unless he receives the prior written consent of the Board of Directors shall not own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person (each, a "Subject Person") (i) that competes with the Company or any wholly-owned subsidiary of the Company in investing or consulting with small or medium sized businesses in the United States with regard to change in control transactions, a result of which is an employee stock ownership plan that owns more than 15% of the subject business or (ii) that solicits, for the purpose of providing debt or equity financing, or provides debt or equity financing to any Person (each, a "Subject Investment") (A) who is listed on Appendix B hereto, (B) to whom the Company or a wholly-owned subsidiary of the Company is currently a lender or in which the Company or a subsidiary of the Company is currently an investor other than as a result of the ownership of publicly-traded securities or (C) where the Employee first learns of a lending or investing opportunity with regard to such Person from or through the Company. The Board of Directors shall not unreasonably withhold its consent to a transaction whereby a Subject Person would purchase a controlling interest in a Subject Investment, provided that in connection with such a purchase, the Company receives an aggregate fee (whether from the efforts of Employee or otherwise) computed at the sum of three-quarters of one percent (0.75%) of the purchase consideration up to a maximum of $1,750,000.

          (b) Employee has carefully read and considered the provisions of this
     Section 5.2 and, having done so, agrees that the restrictions set forth in this Section 5.2 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders. Employee understands that the restrictions contained in this Section 5.2 may limit his ability to engage in a business similar to the Company's business, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

          (c) During the Restricted Period, Employee shall not, whether for his own account or for the account of any other Person (excluding the Company), intentionally (i) solicit, endeavor to entice or induce any employee of the Company to terminate his employment with the Company or accept employment with anyone else or (ii) interfere in a similar manner with the business of the Company, except for those employees who the Company and Employee agree are exempt from the applicability of this paragraph at the time of hiring.

          (d) In the event that any provision of this Section 5.2 relating to the Restricted Period or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

     5.3. Stock Ownership

     Nothing in this Agreement shall prohibit Employee from acquiring or holding any issue of stock or securities of any Person that has any securities registered under Section 12 of the Exchange Act, listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. so long as (i) Employee is not deemed to be an "affiliate" of such Person as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended, and (ii) Employee and members of his immediate family do not own or hold more than 3% of any voting securities of any such Person.

     5.4. Injunctive Relief

     Employee acknowledges that a breach of any of the covenants contained in this Article 5 may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Article 5 or such other relief as may required to specifically enforce any of the covenants contained in this Article 5. Employee agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

                                       6.

                               Dispute Resolution

     In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with (a "Dispute"), the parties agree to resolve such Dispute in accordance with the following procedure:

          (a) A meeting shall be held promptly between the Parties, attended by (in the case of the Company) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

          (b) If, within 10 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association except that Disputes with regard to the existence of a Disability shall be resolved in accordance with the definition of the term "Disability" above.

          (c) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (b) above.

          (d) Upon appointment of the mediator, the parties agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

          (e) If the parties are not successful in resolving the Dispute through mediation within such 15-day period, the parties agree that the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

          (f) The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

          (g) The Company shall reimburse Employee, on a current basis, for 50% of all reasonable legal fees and expenses, if any, incurred by Employee in connection with any Dispute; provided, however, that in the event the resolution of such Dispute in accordance with this Article 6 includes a finding denying, in all material respects, Employee's claims in such Dispute, Employee shall be required to reimburse the Company, over a period not to exceed 12 months from the date of such resolution, for all sums advanced to Employee with respect to such Dispute pursuant to this paragraph (g).

          (h) Except as provided above, each party shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this Article 6.

          (i) All mediation/arbitration conferences and hearings will be held in the greater Washington, D.C. area.

          (j) In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either party to a court of law for final determination by initiation of a civil action in the manner provided by law. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of the parties shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this paragraph
     (b), the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such action and on appeal.

          (k) Except as limited by paragraph (b) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding, the party who prevails or substantially prevails in such legal proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such legal proceeding and on appeal.

          (l) Except as provided above, (i) no legal action may be brought by either party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.

                                       7.

                                  Miscellaneous


     7.1. No Mitigation or Offset

     The provisions of this Agreement are not intended to, nor shall they be construed to, require that Employee mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Employee as the result of employment by another employer or otherwise. Without limitation of the foregoing, the Company's obligations to make the payments to Employee required under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Employee, except that the Company may deduct from any amount required to be reimbursed to the Company by Employee under Section 4.7 or
Article 6(a) the amount of any payment which the Company is then required to make to Employee hereunder.

     7.2. Assignability

     The obligations of Employee hereunder are personal and may not be assigned or delegated by Employee or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder as provided in Section 7.5.

     7.3. Notices

     All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) if to the Company, at its principal office address or such other address as it may have designated by written notice to Employee for purposes hereof, directed to the attention of the Board of Directors with a copy to the Secretary of the Company and (ii) if to Employee, at his residence address on the records of the Company or to such other address as he may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

     7.4. Severability


     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     7.5. Successors: Binding Agreement

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonable acceptable to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used herein, the term "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 7.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If Employee should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.


     7.6. Tax Matters

          (a) The Company shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom unless Employee has otherwise paid (or made other arrangements satisfactory) to the Company the amount of such taxes.

          (b) Notwithstanding anything to the contrary in this Agreement, in the event that any payment or distribution by Company or any affiliate of Company to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by
     Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the "Excise Tax"), Company shall pay to Employee an additional payment (a "Gross-up Payment") in an amount such that after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, Employee retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments. Company and Employee shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross-up Payment. Employee shall notify Company immediately in writing of any claim by the Internal Revenue Service which, if successful, would require Company to make a Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by Company and Employee) promptly and in any event within 15 days of the receipt of such claim. Company shall notify Employee in writing at least five days prior to the due date of any response required with respect to such claim if it plans to contest the claim. If Company decides to contest such claim, Employee shall cooperate fully with Company in such action; provided, however, Company shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of Company's action. If, as a result of Company's action with respect to a claim, Employee receives a refund of any amount paid by Company with respect to such claim, Employee shall promptly pay such refund to Company. If Company fails to timely notify Employee whether it will contest such claim or Company determines not to contest such claim, then Company shall immediately pay to Employee the portion of such claim, if any, which it has not previously paid to Employee.

     7.7. Amendments and Waivers

     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such member of the Board of Directors as may be specifically authorized by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     7.8. Entire Agreement, Termination of Other Agreements

     This Agreement is an integration of the parties' agreement and no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     7.9. Governing Law

     THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISION.

     7.10. Counterparts

     This Agreement may be executed in or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


                                    AMERICAN CAPITAL STRATEGIES, LTD.



                                    By: ______________________________________
                                             Malon Wilkus, President



                                    EMPLOYEE:



                                    __________________________________________
                                    David Gladstone
                                    1161 Crest Lane
                                    McLean, VA 22101

                                                                      APPENDIX A


OPTION NO.:        1997-1

OPTIONEE:          David J. Gladstone

DATE OF GRANT:     August 29, 1997

OPTION PRICE:      $15.00

COVERED SHARES:    608,782


                        AMERICAN CAPITAL STRATEGIES, LTD.
                             1997 STOCK OPTION PLAN

                                    *   *   *

                   AMENDED AND RESTATED STOCK OPTION AGREEMENT

     WHEREAS, as of August 29, 1997, David Gladstone, as Optionee, and the Company entered into a certain Option Agreement (the "Old Option Agreement"); and

     WHEREAS, Optionee and the Company wish to amend and restate the Old Option Agreement in its entirety.

     NOW THEREFORE, BE IT RESOLVED, that the Old Option Agreement is deemed to be amended and restated in its entirety as follows as of the 18th day of August, 1998:

     1. Definitions. In this Agreement, except where the context otherwise indicates, the following definitions apply:

     1.1. "Affiliate" means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation").

     1.2. "Agreement" means this Amended and Restated Stock Option Agreement.

     1.3. "Board" means the Board of Directors of the Company.

     1.4. A "Change of Control" means the occurrence of any of the following events after the Date of Grant: (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Company, becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of securities of the Company representing 51% or more of the combined voting power of the Company's then outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the

     Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     1.5. "Code" means the Internal Revenue Code of 1986, as amended.

     1.6. "Committee" means the committee charged, pursuant to the provisions of the Plan, with the administration of the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

     1.7. "Common Stock" means the common stock, par value $0.01 per share, of the Company.

     1.8. "Company" means American Capital Strategies, Ltd., a Delaware corporation.

     1.9. "Covered Shares" means the number of Shares subject to the Option set forth as the "Covered Shares" on page 1 of this Agreement.

     1.10. "Date of Exercise" means the date on which the Company receives notice pursuant to Section 4.1 of the exercise, in whole or in part, of the Option.

     1.11. "Date of Expiration" means the date on which the Option shall expire, which shall be the earliest of the following times:

          (a) ninety (90) days after the termination of the Optionee's Employment by reason of termination for Misconduct (as defined in the Optionee's Employment Agreement);

          (b) eighteen (18) months after the date the Optionee's Employment is terminated by reason of Optionee's death; or

          (c) ten (10) years after the Date of Grant.

     1.12. "Date of Grant" means the date set forth as the "Date of Grant" on page 1 of this Agreement.

     1.13. "Disability" means a physical or mental condition of Optionee that, in the good faith judgment of not less than a majority of the entire membership of the Board of Directors, prevents Optionee from being able to perform the services required under his Employment Agreement with the Company and which results in the Optionee becoming eligible for long-term disability benefits (if such benefits are provided by the Company). If any dispute arises as to whether a Disability has occurred, or whether a Disability has ceased and the Optionee is able to resume duties, then such dispute shall be referred to a licensed physician appointed by the president of the Medical Society or similar organization in Washington, D.C., at the request of either party. The Optionee shall submit to such examinations and provide information as such physician may request and the determination of such physician as to the Optionee's physical or mental condition shall be binding and conclusive on the parties. The Company shall pay the cost of any such physician and examination.

     1.14. "Employment" means the Optionee's employment with the Company and its Affiliates.

     1.15. "Employment Agreement" means the Optionee's Employment Agreement with the Company, as such may be amended, extended or supplemented from time to time.

     1.16. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     1.17. "Fair Market Value" means the amount equal to the closing price for a share of Common Stock on the NASDAQ National Market System as reported by such source as the Committee may select or, if such price is not so reported, then the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

     1.18. "NSO" shall have the meaning set forth in Section 3.1.

     1.19. "Option" means the stock option granted to the Optionee in Section 2 of this Agreement.

     1.20. "Option Price" means the dollar amount per Share set forth as the "Option Price" on page 1 of this Agreement.

     1.21. "Optionee" means the person identified as the "Optionee" on page 1 of this Agreement.

     1.22. "Plan" means the American Capital Strategies, Ltd., 1997 Stock Option Plan.

     1.23. "Securities Act" means the Securities Act of 1933, as amended.

     1.24. "Share" means a share of Common Stock.

     2. Grant of Option. Pursuant to the Plan and subject to the terms of this Agreement, the Company hereby grants to the Optionee the Option to purchase from the Company that number of Shares equal to the Covered Shares, exercisable at the Option Price.

     3. Terms of the Option.

     3.1. Type of Option. The Option is intended to be an incentive stock option within the meaning of Section 422 of the Code; provided, however, that to the extent that, during any calendar year, the Option becomes exercisable for the first time with respect Shares having an aggregate fair market value in excess of the limit imposed by Section 422(d) of the Code, (a) the Option shall be treated as a nonstatutory stock option (an "NSO") and not as an incentive stock option to the extent required by Section 422(d) of the Code, and (b) upon any exercise of the Option, the Optionee shall be required to designate the extent to which, if any, the exercise of the Option is with respect that portion of the Option that is a nonstatutory stock option pursuant to the preceding clause (a). If, as of the same date, the Optionee exercises the Option with respect to a portion of the Option that is an incentive stock option and with respect to a portion of the Option that is a nonstatutory stock option, the Company shall issue separate certificates to the Optionee representing (i) those Shares that were acquired pursuant to the exercise of an incentive stock option (which Shares shall be identified on the Company's stock transfer records as such), and
(ii) those Shares that were acquired pursuant to the exercise of a nonstatutory stock option.

     3.2. Exercise Period. During the period commencing on the Date of Grant and terminating on the Date of Expiration, the Option may be exercised with respect to all or a portion of the Covered Shares (in full shares), to the extent that the Option has not been previously exercised with respect to such Covered Shares.

     3.3. Vesting Schedule. The Option to purchase all of the Covered Shares shall be deemed to be vested as of the date of this Agreement, regardless of whether such Covered Shares vested under the Old Option Agreement.

     4. Exercise.

     4.1. Notice. The Option shall be exercised, in whole or in part, by the delivery to the Company of written notice of such exercise, in the form of Exhibit A hereto or such other form as the Committee may from time to time prescribe (an "Exercise Notice"), accompanied by (i) full payment of the Option Price with respect to that portion of the Option being exercised and (ii) any amounts required to be withheld pursuant to applicable tax laws in connection with such exercise. Options may be exercised only with respect to whole numbers of Shares. Until the Committee notifies the Optionee to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise the Option.

     4.2. Payment of the Option Price.

     (a) Upon exercise of the Option, the Optionee shall pay the Option Price and any applicable withholding tax amounts in cash or by a use of a promissory note as contemplated by Section 7.3 of the Plan.

     (b) The Optionee may also pay the Option Price, in whole or in part, by delivering duly endorsed certificates representing, or duly executed stock transfer instruments in respect of, a whole number of Shares (the "Delivered

Shares") having an aggregate value on the Date of Exercise (determined based on the Fair Market Value) not more than the portion of the Option Price being paid by delivery of such Shares, or in a combination of cash and Shares. Notwithstanding the preceding sentence, no Shares may be used to pay any portion of the Option Price unless those Shares were issued to the Optionee at least six months prior to the Date of Exercise. In addition, with the prior written approval of the Committee, which approval shall be in the Committee's sole discretion, the Optionee may also pay any applicable withholding tax amounts, in whole or in part, by (i) authorizing the Company upon exercise of the Option to withhold, or (ii) delivering duly endorsed certificates representing or duly executed stock transfer instruments in respect of, a whole number of Shares having an aggregate value on the Date of Exercise (determined based on the Fair Market Value) not more than such withholding tax amounts. Upon any exercise of an NSO in accordance with this Section 4.2(b), the Optionee, at the option of the Committee, will be entitled to an increase in the number of Covered Shares which are NSOs equal to the Delivered Shares.

     (c) In addition, the Optionee may complete a "Net Issue Exercise" by so indicating on the Exercise Notice and specifying the number of Shares to be purchased. Upon such Net Issue Exercise, the Optionee shall be entitled to receive Shares having an aggregate Fair Market Value equal to the product of (i) the excess of the Fair Market Value per share over the sum of the Option Price and any applicable tax withholding amounts per share and (ii) the number of Shares to be purchased.

     5. Restrictions on Transfer. Except by will or the laws of descent and distribution, the Option may not be sold, transferred, assigned, pledged or otherwise disposed of or encumbered by the Optionee, and any attempt to do so shall be null and void. The Option may be exercised during the Optionee's lifetime only by the Optionee or, in the event of the Optionee's legal disability, by the Optionee's legal representative. Following Optionee's death, the Option may be exercised by any transferee permitted by the first sentence of this paragraph 5 or by the legal representative of Optionee's estate. The terms of the Option shall be binding upon any successor or permitted assignee of the Optionee.

     6. Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), reclassification, reincorporation, liquidation or similar change in corporate structure, the Committee shall, in its discretion, provide for a substitution for or adjustment in (i) the number and class of Covered Shares and (ii) the Option Price.

     7. Restriction on Exercise and Upon Shares of Common Stock Issued Upon Exercise. If requested by Optionee, the Company will use all reasonable efforts to file promptly a registration statement under the Securities Act of 1933, as amended, relating to the offer of Common Stock to the Optionee under the Plan and to keep in effect such a registration statement until the Optionee has sold all shares of Common Stock realized upon exercise of the Option. The Optionee further agrees, for himself and his successors, that, upon the issuance of any shares of Common Stock upon the exercise of the Option if such a registration is not in effect, he will, upon the request of the Company, agree in writing that he is acquiring such shares for investment only and not with a view to resale, and that he will not sell, pledge or otherwise dispose of such shares so issued unless and until any of (a) the Company is furnished with an opinion of counsel to the effect that registration of such shares pursuant to the Securities Act of 1933, as amended, is not required by that Act and the rules and regulations thereunder; (b) the staff of the Securities and Exchange Commission has issued a "no-action" letter with respect to such disposition; or
(c) such registration or notification as is, in the opinion of counsel for the Company, required for the lawful disposition of such shares has been filed by the Company and has become effective. The Optionee further agrees that under such circumstances the Company may place a legend embodying such restriction on the certificates evidencing such shares.

     8. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Covered Shares until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Agreement. Except as provided in Section 6, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

     9. Employment. Neither the granting of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any of its Affiliates to employ the Optionee (or have the Optionee serve as a director) for any period.

     10. Subject to the Plan. The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which are incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement; provided, however, that the Plan shall not be amended in a manner that would be adverse to the rights of Optionee hereunder unless such amendment is required by law. In addition, the Option is subject to any rules and regulations promulgated by the Committee pursuant to the Plan.

     11. Notice. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, by facsimile or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

         If to the Company to:

         American Capital Strategies, Ltd.
         3 Bethesda Metro Center, Suite 860
         Bethesda, MD  20814
         Attention:  Chief Financial Officer
         Facsimile:  301-654-6714

     If to the Optionee, to the address set forth beneath the Optionee's signature on the signature page hereof.

     All deliveries of notice shall be deemed effective when received by the person entitled to such receipt or when delivery has been attempted but refused by such person. Any party may change the person or address to which such deliveries shall be made with respect to such party by delivering notice thereof to the other party hereto in accordance with this Section 11.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf effective as of the 18th day of August, 1998.


                                       AMERICAN CAPITAL
                                       STRATEGIES, LTD.



                                       By:
                                          --------------------------------------
                                          Malon Wilkus, President

Accepted and agreed to as of the 18th day of August, 1998.




------------------------------------
David J. Gladstone
1161 Crest Lane
McLean, Virginia  22101

                                    EXHIBIT A

                               EXERCISE OF OPTION


Board of Directors
American Capital Strategies, Ltd.
3 Bethesda Metro Center, Suite 860
Bethesda, MD  20814

Ladies and Gentlemen:

     The undersigned, the Optionee under the Stock Option Agreement, as amended to date, identified as Option No. ______ (the "Agreement"), granted pursuant to the American Capital Strategies, Ltd. 1997 Stock Option Plan (the "Plan"), hereby irrevocably elects to exercise the option granted in such Agreement (the "Option") to purchase [whole numbers only] shares of Common Stock, par value $0.01 per share, (the "Shares") of American Capital Strategies, Ltd. (the "Company"), and herewith [makes payment of $ in cash] [delivers Shares with a values of $_______] [makes a "Net Exercise"]

     The Optionee hereby represents and warrants that he has received and reviewed a copy of the Plan.

Dated:
      ---------------------               --------------------------------------
                                          Signature of Optionee)


Date Received by
American Capital Strategies, Ltd.:

Received by:
            -----------------------

                                   APPENDIX B
                           CERTAIN SUBJECT INVESTMENTS


US Investigations Services, Inc.

Arrow Shirt Company

Gans Tire, Inc.

National Forge Co.

Those entities listed below from the Company deal stream report dated August __, 1998:

7-Iron - 02
Piedmont - 91
Porky - 54
Bike - 97
Fast - 63
Tyco - 59
Bicycle - 22
Cowboy
Knish
Cats
Blue Angel - 18
Expansion - 82
Tonka - 25
Shamu
On Time - 30
Horse
Sweepstakes
Nightlight - 5
Portage - 94
Knights - 57
Cheese
Laurel - 17
Homestead
Spurs - 98
Wire - 65
Upstream - 87
Robinson
Suround - 62
Dough - 53
Bridge - 92

                                                                  EXHIBIT 4.5(d)

                                RELEASE AGREEMENT


     THIS RELEASE AGREEMENT (the "Agreement"), is made as of the ____ day of ______, _____, by and between AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation with its principal place of business at 3 Bethesda Metro Center, Suite 860, Bethesda, Maryland (the "Corporation"), and DAVID J. GLADSTONE, an individual residing at 1161 Crest Lane, McLean, Virginia 22101 ("Gladstone").

                              W I T N E S S E T H:

     WHEREAS, the parties hereto are parties to a certain Second Amended and Restated Employment Agreement dated as of ________ (the "Employment Agreement"); and

     WHEREAS, the execution and delivery of this Release Agreement as of the date hereof is a requirement of Section 4.5(d) thereof.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Mutual Release.

     (a) Gladstone, on his own behalf and on behalf of his heirs, representatives and assigns, hereby waives, releases, and forever and irrevocably discharges the Corporation, and its agents, attorneys, officers, directors, employees, successors and assigns (collectively, the "Corporation Released Parties") from any and all obligations, debts, demands, claims and liabilities of every kind and nature, either in law or in equity, that Gladstone may now have, may in the future have or may ever have had, against the Corporation Released Parties arising in any manner from or in any manner related, directly or indirectly, to Gladstone's service or employment as a director, officer and/or an employee of the Corporation including, without limitation, the circumstances relating to the termination thereof; excepting only the continuing obligations of the Corporation resulting from the provisions of the Employment Agreement, and the Option Exercise Agreement and the Split Dollar Agreement, each entered into by and among the parties hereto bearing the date of _________ (collectively, the "Surviving Agreements").

     (b) The Corporation, on its own behalf and on behalf of its successors and assigns, hereby waives, releases, and forever and irrevocably discharges Gladstone, and his agents, attorneys, heirs, representatives and assigns (collectively, the "Gladstone Released Parties") from any and all obligations, debts, demands, claims and liabilities of every kind and nature, either in law or in equity, that the Corporation may now have, may in the future have or may ever have had against the Gladstone Released Parties arising in any manner from or in any manner related to, directly or indirectly, Gladstone's service or employment as a director, officer and/or an employee of the Corporation including, without limitation, the circumstances relating to the termination thereof; excepting only the continuing obligations of Gladstone resulting from the provisions of the Surviving Agreements.

     2. Miscellaneous. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior negotiations, representations and agreements, either written or oral, between them except for the Surviving Agreements. There are no conditions, agreements, or representations between the parties except those expressed herein. This Agreement may be altered, modified, amended, or repealed only by a duly executed written instrument signed by the parties hereto. This Agreement shall be governed by the law of the State of Maryland, without giving effect to the conflicts of laws provisions thereof. Each party binds himself or itself and his or its heirs, successors, legal representatives and assigns in respect to all covenants and agreements contained herein. Except as specifically contemplated herein, nothing herein shall be construed as giving any right or benefit hereunder to anyone other than the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first hereinabove written.

                                          GLADSTONE:
WITNESS:



                                                                          (Seal)
-----------------------------             --------------------------------
                                          David J. Gladstone



                                          AMERICAN CAPITAL STRATEGIES, LTD.,
                                          A Delaware Corporation



                                          By:                             (Seal)
                                             ------------------------------

                                             Name:
                                                  -------------------------

                                             Title ------------------------

                                                                    EXHIBIT 4.11


                        SUPPLEMENTAL EMPLOYMENT AGREEMENT


     THIS SUPPLEMENTAL EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of _______, ____ (the "Effective Date"), by and between AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (the "Company"), and DAVID GLADSTONE (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Employee are parties to a Second Amended and Restated Employment Agreement dated as of ______, 1999 (the "Old Agreement"), pursuant to which the Company employed the Employee on the terms and conditions set forth therein;

     WHEREAS, the Employee delivered a Notice of Employment Continuation pursuant to the Old Agreement and pursuant thereto the Old Agreement was terminated and this Agreement became effective and the parties desire to amend and restate the Old Agreement in its entirety, on the terms and conditions herein set forth; and

     WHEREAS, the parties hereto are also parties to an Option Exercise Agreement dated as of _____, 1999 ( the "Option Exercise Agreement"), and a Split Dollar Agreement dated as of ______, 1999 (the "Split Dollar Agreement").

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1


                         Definitions and Interpretations


     1.1. Definitions

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

     "Base Salary" shall have the meaning specified in Section 3.1.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Compensation Committee" shall mean the Compensation Committee of the Board of Directors or such other entity as may be designated for a particular function by the Board of Directors.

     "Confidential Information" shall have the meaning specified in Section 5.1(a).

     "Continuation Period" shall have the meaning specified in Section 3.4(a).

     "Dispute" shall have the meaning specified in Article 6.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Executive Officers" shall refer to the President, the Chairman of the Board, the Vice-Chairman of the Board, all Executive Vice Presidents and all other officers designated as Executive Officers by the Board of Directors.

     "Expiration Date" shall have the meaning specified in Section 2.2.

     "ISO Plan" shall have the meaning specified in Section 3.3.

     "Misconduct" shall mean the conviction of Employee for commission of a felony that is injurious to the Company (monetarily or otherwise) in any material respect.

     "Notice of Termination" shall mean a notice purporting to terminate Employee's employment in accordance with Section 4.1 or 4.2. Such notice shall specify the effective date of such termination, which date shall not be less than 10 days (one (1) day in the case of a termination by the Company for Misconduct).

     "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust and an unincorporated organization.

     "Term" shall have the meaning specified in Section 2.2.

     "Termination Date" shall mean the termination date specified in a Notice of Termination delivered in accordance with this Agreement.

     1.2. Interpretations

     (a) In this Agreement, unless a clear contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

     (b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


                                   ARTICLE 2

                  Employment: Term, Positions and Duties, Etc.

     2.1. Employment

     The Company agrees to employ Employee and Employee agrees to accept employment with the Company, in each case on the terms and conditions set forth in this Agreement.

     2.2. Term of Employment

     Unless sooner terminated pursuant to Article 4, the term of Employee's employment under this Agreement (the "Term") shall continue until the later to occur of (i) repayment in full of all Payment Notes (as defined in and issued pursuant to the Option Exercise Agreement), (ii) such date as the Employer's Interest in the Policy (as such terms are defined in the Split Dollar Agreement) is zero and (iii) the expiration of the Continuation Period.

     2.3. Positions and Duties

     (a) While employed hereunder, Employee shall serve as the Assistant Secretary of the Company. The Employee's duties as Assistant Secretary shall be limited to providing consulting services to the Company with regard to matters previously attended to by the Employee as an employee of the Corporation. Nothing herein shall obligate the Employee to spend more than 10 hours per year on Company business. While employed hereunder, Employee shall report to the Board of Directors or such person as is designated by the Board of Directors.

     (b) The Company agrees to use its reasonable best efforts to cause Employee to be elected or appointed as an Assistant Secretary of the Company.

     (c) While employed hereunder, Employee shall be entitled to undertake other employment not otherwise in violation of the terms of this Agreement. It is acknowledged and agreed that Employee serves as the chairman of the Board and Chief Executive Officer of American Security, Inc., a Delaware corporation ("AMSE"), and that, in connection with the initial public offering of AMSE, Employee will enter into an Employment Agreement whereunder Employee shall be required to devote a substantial portion of his business time, attention, skill and efforts to the faithful and efficient performance of his duties thereunder and not accept employment with any Person (other than the Company). Accordingly, the Company agrees that Employee's undertakings with respect to AMSE are authorized and consistent with Employee's undertakings to the Company (as the same are amended hereby), and that the Company hereby releases Employee from any obligation to the Company not expressly set forth in this Agreement.


                                   ARTICLE 3

                            Compensation and Benefits


     3.1. Base Salary

     For services rendered by Employee under this Agreement, the Company shall pay to Employee an annual base salary ("Base Salary") of $200.

     3.2. Other Benefits

     (a) Employee shall not be entitled to receive any employee benefits, fringe benefits and other perquisites that may be offered by the Company to its officers or employees except as specifically provided herein except that Employee shall be entitled to continue participation in the benefits provided under the Split Dollar Agreement and Option Exercise Agreement.

     (b) The Company agrees to defend, indemnify and hold harmless the Employee from and against any liability and expenses arising by reason of Employee's acting as an officer of the Company, in accordance with and to the fullest extent permitted by law. The Company shall maintain directors and officers liability insurance for the Employee in such amounts of coverage as are reasonably available to the Company and to the extent such is attainable at reasonable cost and permitted by law.

     3.3. Payment of Accrued Base Salary, Vacation Pay, etc.

     The Company shall pay to Employee a lump sum amount for (i) any unpaid Base Salary earned under the Old Agreement prior to the Effective Date, (ii) all unused vacation time accrued by Employee as of the Effective Date in accordance with Section 3.4 of the Old Agreement, (iii) all unpaid benefits earned or vested, as the case may be, by Employee as of the Effective Date under any and all incentive or deferred compensation plans or programs of the Company and (iv) any amounts in respect of which Employee has requested, and is entitled to, reimbursement in accordance with Section 3.5 of the Old Agreement as of the Effective Date.

     3.4. Additional Rights in Connection With Disability

     In the event that prior to the delivery by the Employee of his Notice of Employment Continuation, the Company had delivered a Notice of Termination to Employee stating that such Termination was for reason of a Disability, the Employee shall be entitled to the benefits and payments set forth in this
Section 3.4:

     (a) Base Salary and Target Bonus. The Company shall continue to pay to Employee the Base Salary under the Old Agreement in effect as of the date on which the Notice of Termination was delivered for two (2) years following the Effective Date (but in no event less than 365 days) (such period being the "Continuation Period") which amount shall be reduced by any amount payable to Employee under any disability plan maintained by the Company for the benefit of Employee. In addition, the Employee shall be entitled to continue to participate in the Annual Bonus Plan (as defined in the Old Agreement) for two (2) years following the Effective Date with the second anniversary of the Effective Date being the Expiration Date for purposes of Section 3.2 of the Old Agreement.

     (b) Insurance Benefits, etc. The Company shall at all times during the Continuation Period, without charge to Employee or Employee's dependents, cause Employee and Employee's eligible dependents to be covered by and to participate in, to the fullest extent allowable under the terms thereof, all life, accidental death and dismemberment and health insurance plans and programs that may be offered to the senior officers of the Company so that Employee will receive, at all times during the Continuation Period, the same benefits under such plans and programs as Employee would have been entitled to receive had he remained an Executive Officer of the Company. In no event shall Employee's continuation period for purposes of Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("COBRA"), begin prior to the end of Employee's coverage under the Company's group health plan as provided in this paragraph (b).

     (c) End of Disability. Should the Employee's Disability (as defined in the Old Agreement) end during the pendency of the payments and benefits contemplated under this Section 3.4, the Company may discontinue such payments and benefits if it offers to reemploy Employee under the terms of the Old Agreement.

3.5. Additional Rights in Connection With Terminations by Employee for Good Reason or by the Company for Other than Misconduct or Disability

     In the event that Employee delivered a statement with his Notice of Employment Continuation that Good Reason (as defined in the Old Agreement) exists or if the Company delivered a Notice of Termination pursuant to Section
4.2 of the Old Agreement and did not specify that Misconduct or a Disability exists, the Employee shall also be entitled to the payments and benefits set forth in this Section 3.5:

     (a) Base Salary and Target Bonus. The Company shall continue to pay to Employee the Base Salary under the Old Agreement in effect as of the Effective Date for the Continuation Period. In addition, the Employee shall be entitled to continue to participate in the Annual Bonus Plan for two (2) years following the Effective Date with the second anniversary of the Effective Date being the Expiration Date for purposes of Section 3.2 of the Old Agreement. The amount payable to Employee under this paragraph (a) is in lieu of, and not in addition to, any severance payment due to or become due to Employee under any separate agreement or contract between Employee and the Company or pursuant to any severance payment plan, program or policy of the Company.

     (b) Insurance Benefits, etc. The Company shall at all times during the Continuation Period, without charge to Employee or Employee's dependents, cause Employee and Employee's eligible dependents to be covered by and to participate in, to the fullest extent allowable under the terms thereof, all life, accidental death and dismemberment and health insurance plans and programs that may be offered to the senior officers of the Company so that Employee will receive, at all times during the Continuation Period, the same benefits under such plans and programs as Employee would have been entitled to receive had he remained an Executive Officer of the Company; provided, however, in the event Employee becomes covered during the Continuation Period by another employer's group plan or programs which provide benefits to Employee and his dependents comparable to those being provided to Employee under this paragraph (b) (provided with respect to any such group health plan, such plan does not contain any exclusion or limitation with respect to any pre-existing conditions), then the Company's similar plans and programs shall no longer be liable for any benefits under this paragraph (b). In no event shall Employee's COBRA continuation period begin prior to the end of Employee's coverage under the Company's group health plan as provided in this paragraph (b).

     (c) Release. Notwithstanding anything in this Section 3.5 to the contrary, as a condition to the receipt of any benefit under this Section 3.5, Employee must first execute and deliver to the Company a mutual release as set out in
Exhibit 35(d) hereto (which the Company shall be obligated to execute upon Employee's delivery thereof), releasing the Company, its officers, Board of Directors, employees and agents from any and all claims and from any and all causes of action of any kind or character that Employee may have arising out of Employee's employment with the Company on or prior to the Effective Date, but excluding any claims and causes of action that Employee may have arising under or based upon this Agreement.

                                   ARTICLE 4

                            Termination of Employment

     4.1. Termination by Employee

     Employee may, at any time prior to the Expiration Date, terminate his employment hereunder for any reason by delivering a Notice of Termination to the Chairman of the Board of Directors.

     4.2. Termination by the Company

     The Company may, at any time prior to the Expiration Date, terminate Employee's employment hereunder for any reason by delivering a Notice of Termination to Employee; provided, however, that such notice may be delivered only if the Employee has committed Misconduct.

     4.3. Company to Pay Benefits During Pendency of Dispute

     The Employee, within ten (10) days after its receipt of a Notice of Termination given by the Company, provide notice to the Company that a dispute exists concerning the occurrence of Misconduct, in which event such dispute shall be resolved in accordance with Article 6. Notwithstanding the pendency of any such dispute and notwithstanding any provision herein to the contrary, the Company will (i) continue to pay Employee all salary in effect when the notice giving rise to the dispute was given and (ii) continue Employee as a participant in all compensation and benefit plans in which Employee was participating when the notice giving rise to the dispute until the dispute is finally resolved. If such dispute is finally resolved in favor of the Company in accordance with
Article 6, the Employee shall be required to repay to the Company amounts paid to Employee under this Section 4.3 (including the value of benefits received).
4.4. Non-exclusivity of Rights.

     Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any plan, program, policy or practice provided by the Company for which Employee may qualify, nor shall anything herein limit or otherwise affect such rights as Employee may have under any other contract or agreement with the Company. Amounts that are vested benefits or that Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Effective Date shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

                                   ARTICLE 5

                  Confidential Information and Non-Solicitation

     5.1. Confidential Information

     (a) Employee recognizes that the services to be performed by him hereunder are special, unique, and extraordinary and that, by reason of his employment with the Company, he may acquire Confidential Information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee agrees that he will not (directly or indirectly) at any time, whether during or after his employment hereunder, (i) knowingly use for an improper personal benefit or for the benefit of another Person with whom Employee is affiliated any Confidential Information that he may learn or has learned by reason of his employment with the Company or
(ii) disclose any such Confidential Information to any Person except (A) in the performance of his obligations to the Company hereunder, (B) as required by applicable law, (C) in connection with the enforcement of his rights under this Agreement, (D) in connection with any disagreement, dispute or litigation (pending or threatened) between Employee and the Company or (E) with the prior written consent of the Board of Directors. As used herein, "Confidential Information" includes information with respect to Subject Investments (as defined herein, but excluding for purposes of this Section 5.1 information concerning US Investigations Services, Inc. ("USIS") or information provided by
USIS)); provided, however, that such term, shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by Employee, (y) is or becomes known or available to Employee on a non-confidential basis from a source (other than the Company) which, to Employee's knowledge, is not prohibited from disclosing such information to Employee by a legal, contractual, fiduciary or other obligation to the Company or (z) with regard to Subject Investments, is or becomes known or available to Employee other than by or through the Company.

     (b) Employee confirms that all Confidential Information is the exclusive property of the Company. All business records, papers and documents kept or made by Employee while employed by the Company relating to the business of the Company shall be and remain the property of the Company at all times. Upon the request of the Company at any time, Employee shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Employee or coming into his possession while employed by the Company concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of Employee not containing proprietary information relating to such business or affairs. Notwithstanding the foregoing, Employee shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any disagreement, dispute or litigation (pending or threatened) between Employee and the Company.

     (c) The Company recognizes that the Employee maintains his contacts and his domain name "DAVIDGLADSTONE.COM" on the Company's computer system and that the list of contacts and his domain name will remain the exclusive ownership of the Employee and that information shall not be deemed confidential or subject to the terms of sections 5.1 or 5.2.


     5.2. Covenant Not to Compete or Solicit

     (a) At the election of the Employee, for one (1) year after the Effective Date (the "Restricted Period"), Employee, unless he receives the prior written consent of the Board of Directors shall not own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person (each, a "Subject Person") (i) that competes with the Company or any wholly-owned subsidiary of the Company in investing or consulting with small or medium sized businesses in the United States with regard to change in control transactions, a result of which is an employee stock ownership plan that owns more than 15% of the subject business or
(ii) that solicits, for the purpose of providing debt or equity financing, or provides debt or equity financing to any Person (each, a "Subject Investment")
(A) who is listed on Appendix B hereto, (B) to whom the Company or a wholly-owned subsidiary of the Company is currently a lender or in which the Company or a subsidiary of the Company is currently an investor other than as a result of the ownership of publicly-traded securities or (C) where the Employee first learns of a lending or investing opportunity with regard to such Person from or through the Company. The Board of Directors shall not unreasonably withhold its consent to a transaction whereby a Subject Person would purchase a controlling interest in a Subject Investment, provided that in connection with such a purchase, the Company receives an aggregate fee (whether from the efforts of Employee or otherwise) computed at the sum of three-quarters of one percent (0.75%) of the purchase consideration up to a maximum of $1,750,000. The Employee may only elect to be subject to this Section 5.2 by providing written notice of such election to the Company before the Effective Date or within thirty (30) days thereafter and may be renewed for successive additional one (1) year periods by providing written notice to the Company not less than twenty
(20) days before the expiration of the Restricted Period then in effect.

     (b) Employee has carefully read and considered the provisions of this
Section 5.2 and, having done so, agrees that the restrictions set forth in this
Section 5.2 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders. Employee understands that the restrictions contained in this Section 5.2 may limit his ability to engage in a business similar to the Company's business, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

     (c) During the Restricted Period, Employee shall not, whether for his own account or for the account of any other Person (excluding the Company), intentionally (i) solicit, endeavor to entice or induce any employee of the Company to terminate his employment with the Company or accept employment with anyone else or (ii) interfere in a similar manner with the business of the Company, except for those employees who the Company and Employee agree are exempt from the applicability of this paragraph at the time of hiring.

     (d) In the event that any provision of this Section 5.2 relating to the Restricted Period or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.


     5.3. Stock Ownership

     Nothing in this Agreement shall prohibit Employee from acquiring or holding any issue of stock or securities of any Person that has any securities registered under Section 12 of the Exchange Act, listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. so long as (i) Employee is not deemed to be an "affiliate" of such Person as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended, and (ii) Employee and members of his immediate family do not own or hold more than 3% of any voting securities of any such Person.

     5.4. Injunctive Relief

     Employee acknowledges that a breach of any of the covenants contained in this Article 5 may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Article 5 or such other relief as may required to specifically enforce any of the covenants contained in this Article 5. Employee agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

                                   ARTICLE 6

                               Dispute Resolution

     In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with (a "Dispute"), the parties agree to resolve such Dispute in accordance with the following procedure:

          (a) A meeting shall be held promptly between the Parties, attended by (in the case of the Company) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

          (b) If, within 10 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association except that Disputes with regard to the existence of a Disability shall be resolved in accordance with the definition of the term "Disability" above.

          (c) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (b) above.

          (d) Upon appointment of the mediator, the parties agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

          (e) If the parties are not successful in resolving the Dispute through mediation within such 15-day period, the parties agree that the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

          (f) The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

          (g) The Company shall reimburse Employee, on a current basis, for 50% of all reasonable legal fees and expenses, if any, incurred by Employee in connection with any Dispute; provided, however, that in the event the resolution of such Dispute in accordance with this Article 6 includes a finding denying, in all material respects, Employee's claims in such Dispute, Employee shall be required to reimburse the Company, over a period not to exceed 12 months from the date of such resolution, for all sums advanced to Employee with respect to such Dispute pursuant to this paragraph (g).

          (h) Except as provided above, each party shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this Article 6.

          (i) All mediation/arbitration conferences and hearings will be held in the greater Washington, D.C. area.

          (j) In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either party to a court of law for final determination by initiation of a civil action in the manner provided by law. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of the parties shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this paragraph
     (b), the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such action and on appeal.

          (k) Except as limited by paragraph (b) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding, the party who prevails or substantially prevails in such legal proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such legal proceeding and on appeal.

          (l) Except as provided above, (i) no legal action may be brought by either party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.



                                   ARTICLE 7

                                  Miscellaneous


     7.1. No Mitigation or Offset

     The provisions of this Agreement are not intended to, nor shall they be construed to, require that Employee mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Employee as the result of employment by another employer or otherwise. Without limitation of the foregoing, the Company's obligations to make the payments to Employee required under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Employee, except that the Company may deduct from any amount required to be reimbursed to the Company by Employee under Section 4.7 or
Article 6(a) the amount of any payment which the Company is then required to make to Employee hereunder.

     7.2. Assignability

     The obligations of Employee hereunder are personal and may not be assigned or delegated by Employee or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder as provided in Section 7.5.

     7.3. Notices

     All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) if to the Company, at its principal office address or such other address as it may have designated by written notice to Employee for purposes hereof, directed to the attention of the Board of Directors with a copy to the Secretary of the Company and (ii) if to Employee, at his residence address on the records of the Company or to such other address as he may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

     7.4. Severability

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     7.5. Successors: Binding Agreement

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonable acceptable to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used herein, the term "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 7.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If Employee should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

     7.6. Tax Matters

          (a) The Company shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom unless Employee has otherwise paid (or made other arrangements satisfactory) to the Company the amount of such taxes.

          (b) Notwithstanding anything to the contrary in this Agreement, in the event that any payment or distribution by Company or any affiliate of Company to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by
     Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the "Excise Tax"), Company shall pay to Employee an additional payment (a "Gross-up Payment") in an amount such that after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, Employee retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments. Company and Employee shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross-up Payment. Employee shall notify Company immediately in writing of any claim by the Internal Revenue Service which, if successful, would require Company to make a Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by Company and Employee) promptly and in any event within 15 days of the receipt of such claim. Company shall notify Employee in writing at least five days prior to the due date of any response required with respect to such claim if it plans to contest the claim. If Company decides to contest such claim, Employee shall cooperate fully with Company in such action; provided, however, Company shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of Company's action. If, as a result of Company's action with respect to a claim, Employee receives a refund of any amount paid by Company with respect to such claim, Employee shall promptly pay such refund to Company. If Company fails to timely notify Employee whether it will contest such claim or Company determines not to contest such claim, then Company shall immediately pay to Employee the portion of such claim, if any, which it has not previously paid to Employee.


     7.7. Amendments and Waivers

     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such member of the Board of Directors as may be specifically authorized by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     7.8. Entire Agreement, Termination of Other Agreements

     This Agreement is an integration of the parties' agreement and, except with regard to such definitions as are set forth in the Old Agreement and are specifically referenced herein, no agreements, oral, written or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

     7.9. Governing Law

     THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISION.

     7.10. Counterparts

     This Agreement may be executed in or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


                                         AMERICAN CAPITAL STRATEGIES, LTD.



                                         By:
                                            ------------------------------------
                                            Malon Wilkus, President



                                         EMPLOYEE:



                                         ---------------------------------------
                                         David Gladstone
                                         1161 Crest Lane
                                         McLean, VA 22101

                                   APPENDIX B
                           CERTAIN SUBJECT INVESTMENTS



US Investigations Services, Inc.

Arrow Shirt Company

Gans Tire, Inc.

National Forge Co.

Those entities listed below from the Company deal stream report dated August __, 1998:

7-Iron - 02
Piedmont - 91
Porky - 54
Bike - 97
Fast - 63
Tyco - 59
Bicycle - 22
Cowboy
Knish
Cats
Blue Angel - 18
Expansion - 82
Tonka - 25
Shamu
On Time - 30
Horse
Sweepstakes
Nightlight - 5
Portage - 94
Knights - 57
Cheese
Laurel - 17
Homestead
Spurs - 98
Wire - 65
Upstream - 87
Robinson
Suround - 62
Dough - 53
Bridge - 92

                                                                  EXHIBIT 3.5(d)



                                RELEASE AGREEMENT


     THIS RELEASE AGREEMENT (the "Agreement"), is made as of the ____ day of ______, _____, by and between AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation with its principal place of business at 3 Bethesda Metro Center, Suite 860, Bethesda, Maryland (the "Corporation"), and DAVID J. GLADSTONE, an individual residing at 1161 Crest Lane, McLean, Virginia 22101 ("Gladstone").

                              W I T N E S S E T H:

     WHEREAS, the parties hereto are parties to a certain Supplemental Employment Agreement dated as of ________ (the "Employment Agreement"); and

     WHEREAS, the execution and delivery of this Release Agreement as of the date hereof is a requirement of Section 3.5(d) thereof.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Mutual Release.

     (a) Gladstone, on his own behalf and on behalf of his heirs, representatives and assigns, hereby waives, releases, and forever and irrevocably discharges the Corporation, and its agents, attorneys, officers, directors, employees, successors and assigns (collectively, the "Corporation Released Parties") from any and all obligations, debts, demands, claims and liabilities of every kind and nature, either in law or in equity, that Gladstone may now have, may in the future have or may ever have had, against the Corporation Released Parties arising in any manner from or in any manner related, directly or indirectly, to Gladstone's service or employment as a director, officer and/or an employee of the Corporation including, without limitation, the circumstances relating to the termination thereof; excepting only the continuing obligations of the Corporation resulting from the provisions of the Employment Agreement, and the Option Exercise Agreement and the Split Dollar Agreement, each entered into by and among the parties hereto bearing the date of _________ (collectively, the "Surviving Agreements").

     (b) The Corporation, on its own behalf and on behalf of its successors and assigns, hereby waives, releases, and forever and irrevocably discharges Gladstone, and his agents, attorneys, heirs, representatives and assigns (collectively, the "Gladstone Released Parties") from any and all obligations, debts, demands, claims and liabilities of every kind and nature, either in law or in equity, that the Corporation may now have, may in the future have or may ever have had against the Gladstone Released Parties arising in any manner from or in any manner related to, directly or indirectly, Gladstone's service or employment as a director, officer and/or an employee of the Corporation including, without limitation, the circumstances relating to the termination thereof; excepting only the continuing obligations of Gladstone resulting from the provisions of the Surviving Agreements.

     2. Miscellaneous. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior negotiations, representations and agreements, either written or oral, between them except for the Surviving Agreements. There are no conditions, agreements, or representations between the parties except those expressed herein. This Agreement may be altered, modified, amended, or repealed only by a duly executed written instrument signed by the parties hereto. This Agreement shall be governed by the law of the State of Maryland, without giving effect to the conflicts of laws provisions thereof. Each party binds himself or itself and his or its heirs, successors, legal representatives and assigns in respect to all covenants and agreements contained herein. Except as specifically contemplated herein, nothing herein shall be construed as giving any right or benefit hereunder to anyone other than the parties hereto.





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


     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first hereinabove written.

                                         GLADSTONE:
WITNESS:


--------------------------------------   -------------------------------- (Seal)
                                         David J. Gladstone



                                         AMERICAN CAPITAL STRATEGIES, LTD.,
                                         A Delaware Corporation



                                         By:                              (Seal)
                                            ------------------------------

                                            Name:
                                                 -------------------------

                                            Title:
                                                  ------------------------



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